                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              SunTrust Banks, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                (SUNTRUST LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
SunTrust Banks, Inc.

     The Annual Meeting of Shareholders of SunTrust Banks, Inc. will be held in Room 10 of the SunTrust Bank Tower, 25 Park Place, N.E., Atlanta, Georgia, on Tuesday, April 18, 2000, at 9:30 a.m. local time, for the following purposes:

          1. To elect four directors to serve until the Annual Meeting of Shareholders in 2003;

          2. To approve an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock;

          3. To reapprove the performance criteria for the Management Incentive Plan;

          4. To reapprove the performance criteria for the Performance Unit
     Plan;

          5. To approve the 2000 Stock Plan;

          6. To act upon a shareholder proposal; and

          7. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on February 19, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

                                         By Order of the Board of Directors

                                         Raymond D. Fortin
                                         Corporate Secretary

March 1, 2000

                                IMPORTANT NOTICE

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POSTAGE PAID ENVELOPE PROVIDED.

                              SUNTRUST BANKS, INC.
                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The enclosed proxy is solicited on behalf of the Board of Directors of SunTrust Banks, Inc. (the "Company" or "SunTrust") in connection with the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 18, 2000 (the "Annual Meeting"). The enclosed proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by proxy even if he attends the Annual Meeting. The proxy may be revoked by the person giving it at any time before it is exercised, by notice to the Corporate Secretary of the Company, by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies for each proposal described below will be voted as recommended by the Board of Directors. This Proxy Statement and the enclosed proxy are being first mailed to the Company's shareholders on or about March 1, 2000.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

     Pursuant to the Bylaws of the Company, the Board of Directors has determined that the number of directors constituting the Board of Directors shall be 15, with directors divided into 3 classes serving staggered 3 year terms. There are 4 directors, J. Hyatt Brown, Alston D. Correll, David H. Hughes and G. Gilmer Minor, III, who have been nominated to stand for reelection as directors at the Annual Meeting in 2000 for terms expiring in 2003. In February 1999, the Company amended its Bylaws to provide that a director shall retire as a director at the end of such director's term coinciding with or following such director's 70th birthday. Scott L. Probasco, Jr. (whose term expires in 2000) will retire as a director in accordance with this provision at the 2000 Annual Meeting. In addition to the 4 nominees, there are 11 other directors continuing to serve on the Board of Directors, whose terms expire in 2001 and 2002. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF ALL OF THE NOMINEES.

     The proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. If, at the time of the Annual Meeting of Shareholders, any of the nominees named in the enclosed proxy should be unable or decline to serve as a director, the proxies are authorized to be voted for such substitute nominee or nominees as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director.

     Nominations for election to the Board of Directors may be made by any shareholder entitled to vote for the election of directors. In accordance with the Bylaws, nominations shall specify the class (term) of directors to which each person is nominated, shall be made in writing and shall be delivered or mailed to the Company's Chairman of the Board not later than March 20, 2000. Any such nomination shall contain the following information: (i) the name and address of the proposed nominee; (ii) the principal occupation of the proposed nominee; (iii) the total number of shares of issued and outstanding $1.00 par value per share common stock of the Company ("Company Common Stock") that, to the knowledge of the nominating shareholder, will be voted for the proposed nominee; (iv) the name and residence address of each nominating shareholder; (v) the number of shares of Company Common Stock owned by the nominating shareholder; (vi) the total number of shares of Company Common Stock that, to the knowledge of the nominating shareholder, are owned by the proposed nominee; and (vii) the signed consent of the proposed nominee to serve, if elected.

     The following table sets forth for each nominee and each director whose term continues after the meeting, his age, the number of shares of Company Common Stock beneficially owned by him on December 31, 1999, a brief description of his principal occupation and business experience during the last five years, certain other directorships held and how long he has been a director of the Company.


                                                                               SHARES OF
                                                                 DIRECTOR       COMPANY
NAME, PRINCIPAL OCCUPATION, CERTAIN OTHER DIRECTORSHIPS AND AGE   SINCE     COMMON STOCK(1)
---------------------------------------------------------------  --------   ---------------
NOMINEES FOR TERM EXPIRING IN 2003
J. HYATT BROWN is Chairman of the Board, President and Chief
  Executive Officer of Brown & Brown, Inc., an insurance
  agency. He is also a director of BellSouth Corporation, FPL
  Group, Inc., International Speedway Corporation and Rock-
  Tenn Company. Mr. Brown is 62.                                   1984           50,000
ALSTON D. CORRELL is Chairman of the Board and Chief Executive
  Officer of Georgia-Pacific Corporation, a manufacturer and distributor of pulp, paper and building products. He is also a director of Sears, Roebuck and Co. and The Southern
  Company. Mr. Correll is 58.                                      1997           13,802(2)
DAVID H. HUGHES is Chairman of the Board of Directors and Chief
  Executive Officer of Hughes Supply, Inc., a distributor of construction materials. He is also a director of Brown &
  Brown, Inc. and Lanier Worldwide, Inc. Mr. Hughes is 56.         1984           48,240
G. GILMER MINOR, III is Chairman and Chief Executive Officer of
  Owens & Minor, Inc., a national distributor of hospital and medical supplies. Mr. Minor was named Chairman of Owens &
  Minor, Inc. in May 1994 and also serves as a director. He
  became a director of the Company when Crestar Financial
  Corporation was acquired by the Company in December 1998. Mr.
  Minor is 59.                                                     1998            7,149(3)

DIRECTORS WHOSE TERMS EXPIRE IN 2002
A. W. DAHLBERG is Chairman of the Board and Chief Executive
  Officer of The Southern Company, an investor-owned electric utility group. He serves as a director of The Southern
  Company, Equifax Inc. and Protective Life Corporation. Mr.
  Dahlberg is 59.                                                  1996            3,000(4)
L. PHILLIP HUMANN is Chairman of the Board, President and Chief
  Executive Officer of the Company. He is a director of
  Coca-Cola Enterprises Inc., Equifax Inc. and Haverty
  Furniture Companies, Inc. Mr. Humann is 54.                      1991          590,157(5)
M. DOUGLAS IVESTER retired as Chairman of the Board and Chief
  Executive Officer of The Coca-Cola Company on February 17,
  2000. He served as President and Chief Operating Officer of
  The Coca-Cola Company from July 1994 until elected Chairman of the Board and Chief Executive Officer in October 1997. He
  is a director of Georgia-Pacific Corporation. Mr. Ivester is
  52.                                                              1998            1,000(6)
JOSEPH L. LANIER, JR. is Chairman of the Board and Chief
  Executive Officer of Dan River, Inc., a textile manufacturing company. He is also a director of Dimon, Inc., Flowers
  Industries, Inc., Torchmark Corporation and Waddell & Reed
  Financial, Inc. Mr. Lanier is 68.                                1984           17,600(7)
FRANK E. MCCARTHY is President of the National Automobile
  Dealers Association. Mr. McCarthy became a director of the
  Company when Crestar Financial Corporation was acquired by
  the Company in December 1998. Mr. McCarthy is 65.                1998            8,572(8)

                                                                               SHARES OF
                                                                 DIRECTOR       COMPANY
NAME, PRINCIPAL OCCUPATION, CERTAIN OTHER DIRECTORSHIPS AND AGE   SINCE     COMMON STOCK(1)
---------------------------------------------------------------  --------   ---------------
DIRECTORS WHOSE TERMS EXPIRE IN 2001
SUMMERFIELD K. JOHNSTON, JR. is Chairman of the Board and Chief
  Executive Officer of Coca-Cola Enterprises Inc., a producer and distributor of products of The Coca-Cola Company and
  other liquid non-alcoholic refreshment products. He served as
  Chief Executive Officer of Coca-Cola Enterprises Inc. until
  1998, and reassumed this position in January 2000. Mr.
  Johnston is 67.                                                  1997          204,780(9)
LARRY L. PRINCE is Chairman of the Board and Chief Executive
  Officer of Genuine Parts Company, a service organization
  engaged in the distribution of automotive replacement parts, industrial replacement parts and office products. Mr. Prince is also a director of Crawford & Co., Equifax Inc. and John
  H. Harland Co. Mr. Prince is 61.                                 1996          506,000(10)
R. RANDALL ROLLINS is Chairman of the Board and Chief Executive
  Officer of Rollins, Inc., a consumer services company. He is also Chairman of the Board and Chief Executive Officer of
  RPC, Inc., an oil and gas field services and boat
  manufacturing company, and a director of Dover Downs
  Entertainment, Inc. Mr. Rollins is 68.                           1995           61,986(11)
JAMES B. WILLIAMS is Chairman of the Executive Committee of the
  Board of Directors of the Company. Prior to March 1998, he
  was Chairman of the Board of Directors and Chief Executive
  Officer of the Company. He is also a director of The
  Coca-Cola Company, Genuine Parts Company, Georgia-Pacific
  Corporation, Rollins, Inc. and RPC, Inc. Mr. Williams is 66.     1984        2,290,402(12)
FRANK S. ROYAL, M.D. is President and a member of Frank S.
  Royal, M.D., P.C. (family medicine). Dr. Royal is a director of Chesapeake Corporation, Columbia/HCA Healthcare
  Corporation, CSX Corporation and Dominion Resources, Inc. Dr.
  Royal became a director of the Company when Crestar Financial
  Corporation was acquired by the Company in December 1998. Dr.
  Royal is 60.                                                     1998            3,978(13)
RICHARD G. TILGHMAN is Vice Chairman and Executive Vice
  President of the Company (since December 1998). He was
  Chairman and Chief Executive Officer of Crestar Bank and
  Crestar Financial Corporation until January 2000. He is a
  director of Chesapeake Corporation. Mr. Tilghman is 59.          1998          596,184(14)


---------------

 (1) Company Common Stock beneficially owned as of December 31, 1999. As of such date, no nominee or director was a beneficial owner of more than 1% of the outstanding shares of Company Common Stock. Except as otherwise indicated, each director possessed sole voting and investment power with respect to all shares set forth opposite his name.
 (2) Does not include 2,494 shares of Common Stock equivalents held in Mr. Correll's stock account under the Company's Directors Deferred Compensation Plan.
 (3) Does not include 1,448 shares of Common Stock equivalents held in Mr. Minor's account under Crestar's Directors' Equity Program.
 (4) Does not include 2,949 shares of Common Stock equivalents held in Mr. Dahlberg's stock account under the Company's Directors Deferred Compensation Plan.
 (5) Includes 16,500 shares that are the subject of exercisable employee stock options and 24,896 shares held for the benefit of Mr. Humann under the Company's 401(k) Plan. Mr. Humann shares investment power with respect to 151,553 shares. Does not include 6,635 shares of Common Stock equivalents held in Mr. Humann's stock account under the Company's 401(k) Excess Plan.
 (6) Does not include 1,615 shares of Common Stock equivalents held in Mr. Ivester's stock account under the Company's Directors Deferred Compensation Plan.

 (7) Mr. Lanier disclaims beneficial ownership of 4,000 shares. Does not include 906 shares of Common Stock equivalents held in Mr. Lanier's stock account under the Company's Directors Deferred Compensation Plan.
 (8) Does not include 2,926 shares of Common Stock equivalents held in Mr. McCarthy's account under Crestar's Directors' Equity Program and 866 shares of Common Stock equivalents held in Mr. McCarthy's stock account under the Company's Directors Deferred Compensation Plan.
 (9) Mr. Johnston shares voting and investment power with respect to 48,000 shares. Mr. Johnston disclaims beneficial ownership of 3,036 shares. Does not include 1,892 shares of Common Stock equivalents held in Mr. Johnston's stock account under the Company's Directors Deferred Compensation Plan.
(10) Includes 504,000 shares held by two foundations of which Mr. Prince is a trustee. Does not include 3,925 shares of Common Stock equivalents held in Mr. Prince's stock account under the Company's Directors Deferred Compensation Plan.
(11) Mr. Rollins shares voting and investment power with respect to 20,168 shares.
(12) Includes 200,000 shares that are the subject of exercisable employee stock options. Also includes 1,110,346 shares held by three foundations of which Mr. Williams is one of a number of Trustees; Mr. Williams disclaims beneficial ownership of all such shares. Mr. Williams shares investment power with respect to 194,328 shares. Does not include 26,316 shares of Common Stock equivalents held in Mr. Williams' stock account under the Company's 401(k) Excess Plan.
(13) Does not include 1,665 shares of Common Stock equivalents held in Dr. Royal's account under Crestar's Directors' Equity Program.
(14) Includes 342,210 shares that are the subject of exercisable employee stock options. Does not include 25,943 shares of Common Stock equivalents held in Mr. Tilghman's account under the Company's 401(k) Excess Plan and 5,096 Common Stock equivalents issued as performance shares under Crestar's 1993 Stock Incentive Plan.

PRINCIPAL SHAREHOLDER AND MANAGEMENT STOCK OWNERSHIP

     The following sets forth certain information concerning persons known to the Company who may be considered a beneficial owner of more than 5% of the outstanding shares of Company Common Stock as of January 1, 2000.

                                                                    SHARES           PERCENT
NAME AND ADDRESS                                              BENEFICIALLY OWNED     OF CLASS
----------------                                              ------------------     --------
SunTrust Bank...............................................      42,583,540(1)(2)     13.8%
  25 Park Place, N.E.
  Atlanta, Georgia 30303

---------------

(1) The shares shown were held by SunTrust Bank, a subsidiary of the Company, in various fiduciary or agency capacities. SunTrust Bank had sole voting power with respect to 22,073,467 of such shares and it shared voting power with respect to 1,534,631 of such shares, not including shares referred to in
    Note 2 below. SunTrust Bank had sole investment power with respect to 14,759,623 of the total shares set forth above and it shared investment power with respect to 7,552,362 of such shares, not including the shares referred to in Note 2 below. The Company and SunTrust Bank disclaim any beneficial interest in any of such shares.
(2) Includes 17,167,054 shares held by SunTrust Bank as Trustee under the Company's 401(k) Plan. Shares of Company Common Stock allocated to a participant's account are voted by the Trustee in accordance with instructions from such participant. Shares for which there are no instructions from participants are not voted.

     The following table sets forth the number of shares of Company Common Stock beneficially owned on December 31, 1999 by certain executive officers of the Company and by all directors and executive officers of the Company as a group (30 persons) and the percentage of the Company's outstanding shares owned by such group.

BENEFICIAL OWNER                                       SHARES BENEFICIALLY OWNED(1)     PERCENT OF CLASS(2)
----------------                                       ----------------------------     -------------------
John W. Clay, Jr.....................................             171,721
Theodore J. Hoepner..................................             245,412
Robert R. Long.......................................             231,060
John W. Spiegel......................................             386,351
James M. Wells III...................................             369,461
All Directors and Executive Officers as a Group......           8,655,051                      2.79%

---------------

(1) Includes the following shares subject to exercisable stock options: Mr. Clay, 29,000 shares; Mr. Hoepner, 33,000 shares; Mr. Long, 19,800 shares; Mr. Spiegel, 33,000 shares; Mr. Wells, 246,063 shares; all other executive officers, 483,721 shares.
(2) Outstanding shares represent the 308,353,207 shares of Company Common Stock outstanding on December 31, 1999, increased by the 844,584 shares subject to employee stock options referred to in Note 1. No executive officer owns 1% or more of the outstanding shares of Company Common Stock.

BOARD COMMITTEES, ATTENDANCE AND COMPENSATION

     The Company's Board of Directors has three standing committees -- the Executive Committee, the Audit Committee and the Compensation Committee. The Executive Committee serves as the Nominating Committee. Regular meetings of the Board are held quarterly. The Executive Committee has and may exercise all the lawful authority of the full Board of Directors, except that the committee may not (1) approve, or propose to the shareholders, any action that lawfully must be approved by the shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Articles of Incorporation, or adopt, amend, or repeal the Bylaws of the Company, or (4) approve a dissolution or merger of the Company or the sale of all or substantially all of the assets of the Company. The Executive Committee serves as the Nominating Committee and may make recommendations to the Board with respect to the size and composition of the Board, reviews the qualifications of potential candidates and recommends nominees to the Board. The current members of the Executive Committee are Mr. Williams, Mr. Brown, Mr. Humann, Mr. Ivester, Mr. Probasco and Mr. Tilghman. The Executive Committee held 4 meetings during 1999.

     The Audit Committee has the responsibility of recommending the independent auditors; reviewing and approving the annual plans of the independent auditors; approving the annual financial statements; reviewing regulatory reports; and reviewing and approving the annual plan for the internal audit department, as well as a summary report of such department's findings and recommendations. The current members of the Audit Committee are Mr. Hughes, Mr. Correll, Mr. McCarthy, Mr. Prince, Mr. Rollins and Dr. Royal. The Audit Committee held 4 meetings during 1999.

     The Compensation Committee is responsible for approving the compensation arrangements for senior management. It is also responsible for administration of certain employee benefit plans, including the Stock Incentive Plans, Management Incentive Plan, Performance Unit Plan, 401(k) Plan, 401(k) Excess Plan, Performance Bonus Plan, Retirement Plan, Supplemental Executive Retirement Plan and ERISA Excess Retirement Plan. The current members of the Compensation Committee are Mr. Lanier, Mr. Dahlberg, Mr. Johnston and Mr. Minor. The Compensation Committee held 5 meetings during 1999.

     During 1999, the Board of Directors held 4 meetings. All the Company's directors attended at least 75% of the Board meetings and meetings of committees on which they served. Each director who is not also an employee of the Company or its subsidiaries received an annual retainer of $45,000 in 1999 and was paid a fee of $1,500 for each Board or committee meeting attended. Directors serving as directors of the Company's subsidiaries only receive meeting attendance fees for service on those Boards. Directors may defer fees payable to them under the Company's Directors Deferred Compensation Plan. The return on such deferred amount is determined, at the election of the director, as if such funds had been invested in Company Common Stock or at a floating interest rate equal to the prime interest rate in effect at SunTrust Bank computed on a quarterly basis.

     Mr. Williams, the former Chairman of the Board and Chief Executive Officer of the Company who retired on March 21, 1998, is serving as a non-employee director of the Company and Chairman of the Executive Committee. Mr. Williams has been provided with an office, office equipment and supplies, general secretarial support, a Company car and parking space, reimbursement of country club fees and assessments, and use of the Company airplane to and from Board and committee meetings and when representing the Company at national, corporate, community and civic events. Tax and estate planning services and security system monitoring for his homes are also provided. Any tax liability as a result of this support, except for director's fees, will be fully grossed-up by the Company.

CRESTAR DIRECTORS' DEFERRED BENEFITS

     Mr. McCarthy, Mr. Minor and Dr. Royal, all former Crestar directors who are now directors of the Company, receive compensation consistent with Company directors' compensation. They also participate in a Crestar directors' program providing deferred benefits based on 1996 director awards plus their elective deferrals of Crestar retainers. These benefits are calculated in Common Stock equivalents and paid, after their directorship ends, in whole shares of Company Common Stock, with cash for any fractional share. Mr. McCarthy is also receiving annual payments under another Crestar program based on his elective deferrals of Crestar cash fees and retainers and interest credited at guaranteed rates; benefits will include survivor's benefits.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     Executive officers are elected annually by the Board following the Annual Meeting of Shareholders to serve for a 1 year term and until their successors are elected and qualified. The following table sets forth the name of each executive officer of the Company and the principal positions and offices he holds with the Company. Unless otherwise indicated, each of these officers has served as an executive officer of the Company or a principal subsidiary for at least 5 years.

NAME                                                 INFORMATION ABOUT EXECUTIVE OFFICERS
----                                                 ------------------------------------
L. Phillip Humann.............................  Chairman of the Board, Chief Executive Officer
                                                  and President of the Company.
Richard G. Tilghman...........................  Vice Chairman and Executive Vice President of
                                                  the Company since December 1998. He was Chief
                                                  Executive Officer of Crestar Financial
                                                  Corporation until January 2000.
John W. Clay, Jr. ............................  An Executive Vice President of the Company
                                                  since 1997 with responsibility for corporate
                                                  and investment banking. Prior to 1997, he
                                                  was Chief Executive Officer of the Company's
                                                  Tennessee banking operations. Mr. Clay is
                                                  58.
Robert H. Coords..............................  An Executive Vice President of the Company and
                                                  Chief Efficiency and Quality Officer. Mr.
                                                  Coords is 57.
Donald S. Downing.............................  An Executive Vice President of the Company and
                                                  Mortgage Line of Business Head. Mr. Downing
                                                  is 53.
Samuel O. Franklin III........................  An Executive Vice President of the Company and
                                                  Chief Executive Officer of the Company's
                                                  Tennessee banking operations. Mr. Franklin
                                                  is 56.

NAME                                                 INFORMATION ABOUT EXECUTIVE OFFICERS
----                                                 ------------------------------------
Theodore J. Hoepner...........................  An Executive Vice President of the Company and
                                                  Chief Executive Officer of the Company's
                                                  Florida banking operations. Mr. Hoepner also
                                                  has responsibility for SunTrust Service
                                                  Corporation, Human Resources and efficiency
                                                  and quality initiatives. Mr. Hoepner is 58.
Craig J. Kelly................................  An Executive Vice President of the Company and
                                                  Marketing Director. Mr. Kelly is 54.
Robert R. Long................................  An Executive Vice President of the Company and
                                                  Chief Executive Officer of the Company's
                                                  Georgia banking operations. Mr. Long is 63.
Carl F. Mentzer...............................  An Executive Vice President of the Company and
                                                  Commercial Line of Business Head. Mr.
                                                  Mentzer is 54.
Dennis M. Patterson...........................  An Executive Vice President of the Company and
                                                  Retail Banking Line of Business Head. Mr.
                                                  Patterson is 50.
John W. Spiegel...............................  An Executive Vice President and Chief
                                                  Financial Officer of the Company. Mr. Spiegel
                                                  is 58.
James M. Wells III............................  An Executive Vice President of the Company and
                                                  Chief Executive Officer of the Company's
                                                  Mid-Atlantic region since January 2000. He
                                                  also has responsibility for SunTrust
                                                  Mortgage, Inc. Until January 2000, he served
                                                  as President and Chief Operating Officer of
                                                  Crestar Financial Corporation and Crestar
                                                  Bank. Mr. Wells is 53.
Robert C. Whitehead...........................  An Executive Vice President of the Company and
                                                  Chief Technology Officer. Mr. Whitehead is
                                                  53.
E. Jenner Wood, III...........................  An Executive Vice President of the Company
                                                  with responsibility for trust, investment and
                                                  private client services. Mr. Wood is 48.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     Decisions on compensation of the Company's executives are made by the Compensation Committee of the Board (the "Committee"). Each member of the Committee is a non-employee director. The Committee believes that the actions of each executive officer have the potential to impact the short-term and long-term profitability of the Company. Consequently, the Committee places considerable importance on its task of designing and administering an executive compensation program.

OBJECTIVES OF EXECUTIVE COMPENSATION

     The objectives of the Company's executive compensation program are to: (1) increase shareholder value, (2) improve the overall performance of the Company,
(3) increase the success of the banking unit directly impacted by the executive's performance, and (4) enhance the performance of the individual executive.

COMPENSATION POLICY

     The general policy underlying the Company's executive compensation program is designed to:

     - Aid the Company in attracting, retaining and motivating high-performing executives.

     - Provide competitive levels of compensation consistent with achieving the Company's annual and long-term performance goals.

     - Reward superior corporate performance.

     The executive compensation programs are reviewed periodically to ensure they meet with strategic needs of the Company. During 1999, a special review was conducted with a nationally recognized executive compensation consultant to accomplish the following key objectives: determine the strategy for executive compensation under the Company's new operating model; assess the overall competitiveness of the compensation package; integrate the different strategies and practices of Crestar and SunTrust into one cohesive approach; and assess the mix of base salary, short term cash incentives, long term cash incentives and stock to ensure it supports Company strategy. Results of this review will be reflected in some changes for 2000.

     Executive compensation is reviewed relative to that of the Company's peer group. However, the Company's emphasis is on programs that provide incentive compensation rewards based on the Company's performance. The peer group includes superregional banks such as Bank of America Corp., Bank One Corporation, First Union Corp., FleetBoston Financial Corp., KeyCorp, Mellon Financial Corp., Northern Trust Corp., PNC Bank Corp., Wachovia Corp. and Wells Fargo. For senior executives, base salary will remain on the conservative side of the competitive range compared to the peer group with variable compensation opportunity being a significant part of the total compensation package. Thus, depending on the Company's performance in any particular year, an executive officer may receive compensation above or below the level of a comparable officer in a competing company.

COMPONENTS OF EXECUTIVE COMPENSATION

     The three primary components of executive compensation are:

     - Base Salary

     - Cash Incentive Plans

     - Stock Incentive Plans

BASE SALARY

     Base salary is designed to provide acceptable levels of compensation to executives while helping the Company manage fixed labor expense. Therefore, the Committee believes that executive officer base salaries should be on the conservative side of a market-competitive range. Salaries for top executives are reviewed annually and are based on:

     - Job scope and responsibilities

     - Corporate, unit, and individual performance (performance measures may include net income, earnings per share, return on assets, return on equity, growth, achievement of specific goals, etc.)

     - Competitive salaries for similar positions

     - Length of service

     - Subjective factors

CASH INCENTIVE PLANS

     The Company maintains two incentive plans in this category:

     - The Management Incentive Plan, which focuses on annual performance goal attainment.

     - The Performance Unit Plan, which focuses on performance over a 3 year period.

     These variable compensation plans are designed so that: (1) the executive receives a bonus only if the Company or applicable subsidiary or business unit performance targets are met, and (2) a significant part of the executive's compensation is at risk.

  Management Incentive Plan

     Awards under the Management Incentive Plan ("MIP") are based on consolidated net earnings for Company participants, and on attainment of subsidiary or business unit net income goals for subsidiary participants. These goals are set for a 1 year period, and are aimed at increasing short-term performance. Minimum targets are set and the level of attainment of such goals results in varying payouts. Maximum targets reflect ambitious earnings goals which are only attainable in an outstanding year, and thus, result in larger payouts. The net earnings target for 1999 was adjusted to exclude expenses related to the acquisition of Crestar.

     Participation in MIP is limited to a group of managers who have a material impact on Company performance. The participants are selected by the Committee and include the executive officers named in this Proxy Statement and approximately 550 other managers at different levels of participation. Awards earned under MIP are contingent upon employment with the Company through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in control. A more detailed discussion of MIP is contained in Item 3 of this Proxy Statement. MIP payments are presented in the Summary Compensation Table under the heading "Bonus."

     Performance measures will be changed in 2000 to support the Company's new operating model.

  Performance Unit Plan

     The Performance Unit Plan ("PUP") is aimed at motivating executives to attain specific goals set by the Committee over a 3 year period. Approximately 220 participants were selected by the Committee to receive units (with a target value of $30 per unit) based upon management level, scope of position, range of incentive compensation, individual performance and subjective factors. Two performance measurements are set for each 3 year cycle which correspond to a minimum, target, and maximum payout value. These performance measurements are:
(1) a 3 year cumulative consolidated net income goal, and (2) a 3 year cumulative earnings per share goal. At the end of each cycle, the payout value is determined by actual net income and earnings per share for the 3 year period. The measurement which yields the highest award is the one that is used. This method was employed due to the Company's share purchase program and the desire not to penalize executives for this strategy. Straight line interpolation is used to calculate payout values between minimum, target, and maximum levels. In 1999, the targets were adjusted to exclude expenses related to the acquisition of Crestar. A more detailed discussion of PUP is contained in Item 4 of this Proxy Statement. These payouts are set forth in the Summary Compensation Table under the heading "LTIP Payouts."

STOCK INCENTIVE PLANS

     One of the Committee's priorities is for executives to be significant shareholders so that the interests of executives are aligned with the interests of shareholders. The Company's executive officers have a significant equity stake in the Company, as reflected in the beneficial ownership information contained in this Proxy Statement.

  1995 Stock Plan

     The 1995 Executive Stock Plan (the "1995 Stock Plan") was adopted by the Board in November 1994, and approved by the shareholders at the 1995 Annual Meeting. The 1995 Stock Plan provides for grants of options to purchase Company Common Stock, restricted shares of Company Common Stock (which may be subject to both grant and forfeiture conditions), and grants of stock appreciation rights ("SARs"). There are 10,000,000 shares of Company Common Stock reserved for use under the 1995 Stock Plan, of which 5,000,000 may, but need not be, granted as restricted stock. The 1995 Stock Plan is administered by the Committee, which has the sole authority to grant options, SARs and restricted stock. The 1995 Stock Plan has been used by the Committee to make stock-based incentives important factors in attracting, retaining, and rewarding employees and to closely align employee interests with those of the Company's shareholders. Competitive grants of non-qualified stock options and incentive stock options were made to key employees in 1999. The grants are presented in the Option Grants During Year Ended December 31, 1999 table.

     Performance based restricted stock ("Performance Stock") is a stock based incentive vehicle made available to executives under the 1995 Stock Plan. Performance Stock grants were made in 1996. Awards of Performance Stock occur as the stock price increases in increments of 20% over the grant date value. For each 20% increase in stock price, 20% of the shares granted are "awarded" to the participant. Eighty percent of the shares granted in 1996 have been awarded because the stock price had increased 80%. To receive the remaining awards under the 1996 grant, the price of the stock must double from the price on the grant date to $91.10 per share. Performance Stock that is awarded is held in escrow by the Company, but executives receive dividends and voting rights on all shares awarded to them. Most of the awarded shares are distributed on the earliest of the following dates: (i) 15 years after the date shares are awarded; (ii) at attaining age 64; (iii) in the event of death or disability of a participant; or
(iv) in the event of a change in control of the Company. However, in 1998 certain Performance Stock agreements were amended to provide that approximately 40% of all Performance Stock granted would become fully vested on February 10, 2000 and would no longer be subject to the service and forfeiture conditions. There have been no grants of Performance Stock since 1996.

     If the shareholders approve the 2000 Stock Plan described in Item 5, no further grants will be made under the 1995 Stock Plan.

  401(k) Matching Contributions

     The Company matches eligible employee contributions to the Company's 401(k) Plan after the employee has completed one year of service with the Company. The matching contributions are made in Company Common Stock and, until July 1999, consisted of a guaranteed component and a performance component. The performance match was earned based on a comparison of net income and earnings per share results to targets established by the Committee. If the minimum consolidated net income or earnings per share target was not achieved, no performance match was made for the year. As of July 1999, the entire Company match is guaranteed. The Company did meet performance goals the first half of the year and therefore employees did receive the maximum matching contribution.

  401(k) Excess Plan

     The Company also maintains an unfunded 401(k) Excess Plan to provide benefits otherwise payable to certain participants under the 401(k) Plan which exceed the tax qualified benefits under the 401(k) Plan as a result of certain federal tax restrictions. Under the 401(k) Excess Plan, the Company credits to an account for each participant an amount equal to the contribution to the 401(k) Plan that otherwise would have been made but for federal income tax restrictions on maximum contributions. Amounts credited to a participant's account generally have the same investment choices as allowed under the 401(k) Plan except that they may not elect Company Common Stock. The amounts the Company contributed to the 401(k) Plan and the 401(k) Excess Plan are included in the amounts shown in the Summary Compensation Table under the heading "All Other Compensation."

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), provides that compensation in excess of $1 million paid for any year to a corporation's chief executive officer and the four other highest paid executive officers at the end of such year ("Covered Employees") will not be deductible for federal income tax purposes unless certain conditions are met. One such condition is that the compensation qualify as "performance-based compensation." In addition to other requirements for qualification as performance-based compensation, shareholders must be advised of and must approve the material terms of the performance goals under which compensation is to be paid, and under certain conditions, must reapprove the material terms of the performance goals every 5 years. The Company intends that awards to Covered Employees under the MIP, PUP and the 1995 Stock Plan qualify as performance-based compensation within the meaning of Section 162(m). On November 8, 1994, the Board of Directors of the Company approved the 1995 Stock Plan and certain amendments to MIP and PUP which were designed to ensure that, to the extent possible, awards payable under the 1995 Stock Plan, MIP and PUP would be fully deductible by the Company for purposes of Section 162(m). At the 1995 Annual Meeting, the Company's shareholders approved the material terms of the performance goals under which compensation is paid under the 1995 Stock Plan, MIP and PUP. Items 3 and 4 of this Proxy Statement describe proposals for shareholders to reapprove the performance criteria for MIP and PUP, and Item 5 describes a proposal for shareholders to approve the 2000 Stock Plan, including its performance criteria. During 1999, Mr. Tilghman received compensation from SunTrust that exceeded $1 million and is not fully deductible for federal income tax purposes under
Section 162(m).


CHIEF EXECUTIVE OFFICER COMPENSATION

     The executive compensation policy described above is applied in setting Mr. Humann's compensation. Mr. Humann participates in the same executive compensation plans available to other executive officers. The 1999 cash compensation of Mr. Humann was $1,825,510. Sixty two percent of this amount was earned in performance-driven incentives. Mr. Humann had a base salary of $700,000, and earned a MIP award of 75% of his base salary, or $525,510. In keeping with the Committee's desire for the Chief Executive Officer to maintain a long-term focus for the Company, much of Mr. Humann's variable compensation is provided through PUP. Mr. Humann earned a PUP award of $600,000 for the 1997-99 PUP cycle. This represented a payout at the maximum $60 per unit value and is the result of the Company achieving the aggressive cumulative earnings per share target that was set by the Committee prior to the start of the 1997-99 cycle. In addition, Mr. Humann was granted a non-qualified stock option for 75,000 shares of SunTrust Common Stock.

SUMMARY

     The Committee believes that this mix of conservative market-based salaries, potentially significant variable cash incentives for both long-term and short-term performance and the potential for equity ownership in the Company represents a balance that will motivate the management team to continue to produce strong returns. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on shareholder value.

     Submitted by the Compensation Committee of the Company's Board of Directors.

     Joseph L. Lanier, Jr., Chairman
     A. W. Dahlberg
     Summerfield K. Johnston, Jr.
     G. Gilmer Minor, III

                               SHAREHOLDER RETURN

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Major Regional Bank Composite Index for the period of 5 years commencing December 31, 1994 and ended December 31, 1999.

                                (SUNTRUST CHART)

                                                           STI                       S&P 500                    S&P BANKS
                                                           ---                       -------                    ---------
1994                                                     100.00                      100.00                      100.00
1995                                                     147.01                      137.58                      157.47
1996                                                     215.79                      169.17                      215.16
1997                                                     317.70                      225.61                      323.53
1998                                                     345.46                      290.09                      357.46
1999                                                     317.23                      351.13                      306.71

* Assumes that the value of the investment in Company Common Stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending December 31, 1997, 1998 and 1999, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid, accrued or granted for those years, to each of the 7 most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                                 ----------------------------------------
                                     ANNUAL COMPENSATION                  AWARDS                PAYOUTS
                               -------------------------------   -------------------------     ----------
                                                        OTHER                   SECURITIES                      ALL
                                                       ANNUAL    RESTRICTED       UNDER-                       OTHER
NAME AND PRINCIPAL                                     COMPEN-     STOCK          LYING           LTIP        COMPEN-
POSITION                YEAR    SALARY      BONUS      SATION     AWARD(1)       OPTIONS        PAYOUTS      SATION(2)
------------------      ----   --------    --------    -------   ----------     ----------     ----------    ---------
L. Phillip Humann.....  1999   $700,000    $525,510    $14,240          --        75,000       $  600,000    $ 30,195
  Chairman of the       1998    590,000     351,553      4,420          --            --          600,000      22,002
  Board, President      1997    500,000     232,239      5,786          --            --          600,000      18,946
  and Chief Executive
  Officer
Richard G.
  Tilghman(3).........  1999    910,378(4)  600,000(4)      --          --        25,000               --      84,038
  Vice Chairman and     1998    725,000(5)  754,000(6)      --   4,590,000(7)    230,016(8)     2,885,123(9)  104,663
  Executive Vice
  President
James M. Wells
  III(3)..............  1999    505,759(4)  300,000(4)      --          --        15,000               --      41,897
  Executive Vice        1998    500,000(5)  418,400(6)      --   2,295,000(10)   118,128(11)    1,568,818(9)   64,995
  President
John W. Spiegel.......  1999    455,000     273,265      5,853          --        15,000          360,000      21,709
  Executive Vice        1998    425,000     253,237         --          --            --          360,000      17,020
  President and Chief   1997    380,000     176,502      2,740          --            --          360,000      15,304
  Financial Officer
Theodore J. Hoepner...  1999    365,000     182,659         --          --        15,000          276,000      17,316
  Executive Vice        1998    340,000     129,393         --          --            --          276,000      13,725
  President             1997    320,000      83,089         --          --            --          240,000      12,944
John W. Clay, Jr. ....  1999    360,000     180,157      9,057          --        15,000          276,000      16,606
  Executive Vice        1998    320,000     121,782      3,506          --            --          276,000      12,876
  President             1997    300,000      77,896      5,409          --            --          264,000      12,132
Robert R. Long........  1999    345,000     172,651      5,853          --        15,000          276,000      17,359
  Executive Vice        1998    320,000     121,782         --          --            --          276,000      14,136
  President             1997    300,000      77,896      2,360          --            --          240,000      12,895

---------------


 (1) Performance-based restricted stock ("Performance Stock") is held by certain of the executive officers listed above under the Company's 1986 Stock Plan and the 1995 Stock Plan. Three events must occur with respect to the Performance Stock set forth above before the executive takes full title to the Performance Stock. Shares generally are granted, awarded, become vested and finally are distributed. After Performance Stock is granted by the Compensation Committee, 20% increments are awarded if and when there are comparable 20% increases in the average price of the Company's Common Stock from the initial price at the time of grant. Most of the awarded shares are distributed on the earliest of the following dates: (i) 15 years after the date shares are awarded to participants; (ii) at attaining age 64; (iii) in the event of the death or disability of a participant; or (iv) in the event of a change in control of the Company as defined in the 1986 Stock Plan or the 1995 Stock Plan. Approximately 40% of the granted shares became fully vested as of February 10, 2000 and are no longer subject to service and forfeiture conditions. The individuals set forth in the table above held (were granted), subject to the terms and conditions of the 1986 Stock Plan or the 1995 Stock Plan, the number of shares of restricted stock, including Performance Stock, with a value as of December 31, 1999, as follows: Messrs. Humann 320,000 shares, $22,020,000; Tilghman 60,000 shares, $4,128,750; Wells 30,000 shares, $2,064,375; Spiegel 194,000 shares, $13,349,625; Hoepner 142,000 shares, $9,771,375; Clay 78,000 shares, $5,367,375; and Long 118,000 shares, $8,119,875. As described above, not all such shares have been awarded and only a portion of the shares held by the individuals named in this footnote have vested. The price of the Company's Common Stock would have to reach $91.10 for a certain period of time before all the shares listed in this footnote would be awarded. Dividends were paid in 1999 on shares of awarded restricted stock as follows: Messrs. Humann $441,600;

     Tilghman $41,400; Wells $20,700; Spiegel $267,720; Hoepner $195,960; Clay
     $107,640; and Long $162,840.

 (2) Amounts contributed by the Company to the 401(k) Plan and credited under the 401(k) Excess Plan. Also includes Company premiums paid on term life insurance, except for Messrs. Tilghman and Wells. For Messrs. Tilghman and Wells, includes the actuarial equivalent of benefits from Crestar's premiums on a split-dollar life insurance policy and above market interest earned on deferred compensation.

 (3) Messrs. Tilghman and Wells were not employees of the Company in 1997.

 (4) In accordance with his employment agreement with the Company entered into in connection with the acquisition of Crestar.

 (5) The 1998 base salaries for Messrs. Tilghman and Wells were set by Crestar's Human Resources and Compensation Committee (the "Crestar Committee") and targeted to be at the median level of financial institutions in Crestar's regional peer group.
 (6) Amounts awarded to Messrs. Tilghman and Wells for 1998 under Crestar's Management Incentive Plan based on Crestar's return on equity and the Crestar Committee's evaluation of individual performance.

 (7) 60,000 shares of Restricted Stock were granted to Mr. Tilghman by the Compensation Committee under the 1995 Stock Plan in accordance with his employment agreement with the Company entered into in connection with the acquisition of Crestar. These shares will vest and be awarded to Mr. Tilghman at the earliest of the following dates: (i) at the end of his employment period, which is December 31, 2000, (ii) occurrence of an event that would fully vest all stock granted under the 1995 Stock Plan, (iii) death, (iv) disability, (v) termination of employment by the Company without cause and (vi) termination of employment by Mr. Tilghman for good reason. Mr. Tilghman receives dividends on these shares. Mr. Tilghman also has 5,096 performance shares with a year-end value of $350,669 granted by Crestar and held in a phantom account. These shares are vested and payable at his retirement.

 (8) 180,000 of these options were granted to Mr. Tilghman pursuant to his employment agreement with the Company. The remaining 50,016 options represent 52,100 converted Crestar options that were granted by the Crestar Committee in January 1998 pursuant to Crestar's customary procedures for annual option grants to executives.
 (9) Value of performance share payouts in stock and cash to Messrs. Tilghman and Wells under the Value Share Programs established under Crestar's 1993 Stock Incentive Plan. Under Value Share II, the payout was determined at July 20, 1998, the date of the agreement for the acquisition of Crestar, based on Crestar's attained stock growth appreciation since January 1997 and its peer group ranking for stock price appreciation. Under Value Share III, a pro rata payout was also made at July 20, 1998 for performance shares granted to 25 top executives to reinforce Crestar's top 5 long-term strategic goals.
(10) 30,000 shares of Restricted Stock were granted to Mr. Wells by the Compensation Committee under the 1995 Stock Plan in accordance with his employment agreement with the Company entered into in connection with the acquisition of Crestar. These shares will vest and be awarded to Mr. Wells at the earliest of the following dates: (i) at the end of his employment period, which is December 31, 2001, (ii) occurrence of an event that would fully vest all stock granted under the 1995 Stock Plan, (iii) death, (iv) disability, (v) termination of employment by the Company without cause and
     (vi) termination of employment by Mr. Wells for good reason. Mr. Wells receives dividends on these shares.
(11) 90,000 of these options were granted to Mr. Wells pursuant to his employment agreement with the Company. The remaining 28,128 options represent 29,300 converted Crestar options that were granted by the Crestar Committee in January 1998 pursuant to Crestar's customary procedures for annual option grants to executives.

OPTION GRANTS, EXERCISES AND HOLDINGS

     The following table contains information concerning the grant of stock options to the Company's named executive officers as of the end of the last fiscal year. The Company did not award any stock appreciation rights during the last fiscal year.

                           OPTION GRANTS DURING YEAR
                            ENDED DECEMBER 31, 1999

                                                 INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                ----------------------------------------------------       VALUE AT ASSUMED
                                NUMBER OF       % OF TOTAL                                  ANNUAL RATES OF
                                SECURITIES       OPTIONS                               STOCK PRICE APPRECIATION
                                UNDERLYING      GRANTED TO    EXERCISE                    FOR OPTION TERM(1)
                                 OPTIONS       EMPLOYEES IN   PRICE PER   EXPIRATION   -------------------------
NAME                             GRANTED       FISCAL YEAR    SHARE(2)       DATE          5%            10%
----                            ----------     ------------   ---------   ----------   -----------   -----------
L. Phillip Humann.............    75,000          3.844        73.0625    11/9/2009     3,446,146     8,733,211
Richard G. Tilghman...........    25,000(3)       1.281        73.0625    11/9/2009     1,148,716     2,911,071
James M. Wells III............    15,000(4)       0.769        73.0625    11/9/2009       689,230     1,746,643
John W. Spiegel...............    15,000          0.769        73.0625    11/9/2009       689,230     1,746,643
Theodore J. Hoepner...........    15,000          0.769        73.0625    11/9/2009       689,230     1,746,643
John W. Clay, Jr..............    15,000          0.769        73.0625    11/9/2009       689,230     1,746,643
Robert R. Long................    15,000          0.769        73.0625    11/9/2009       689,230     1,746,643

---------------

(1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates over a 10 year period as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Stock. The gains reflect a future value based upon growth at these prescribed rates. These values have also not been discounted to present value. It is important to note that options have value to the listed executive and to all option recipients only to the extent the stock price exceeds the exercise price shown on the table during the effective option period.
(2) Under the 1995 Stock Plan, the exercise price must not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. Options may be exercised using cash, Company Common Stock or a combination of both.
(3) Granted pursuant to Mr. Tilghman's employment agreement with the Company. Option becomes exercisable on December 31, 2000.
(4) Granted pursuant to Mr. Wells' employment agreement with the Company. Option becomes exercisable on December 31, 2001.

     The following table sets forth information with respect to the named executives concerning the exercise of options during 1999 and unexercised options held as of December 31, 1999.

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                        DECEMBER 31, 1999 OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                          OPTIONS AT DECEMBER 31,        IN-THE-MONEY OPTIONS
                                 SHARES                            1999                  AT DECEMBER 31, 1999
                                ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                           ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   --------   -----------   -------------   -----------   -------------
L. Phillip Humann............     3,300      $127,256          --         91,500      $        --     $636,281
Richard G. Tilghman..........        --            --     342,210        205,000       13,086,723           --
James M. Wells III...........        --            --     231,063        105,000        9,566,302           --
John W. Spiegel..............        --            --      16,500         31,500          636,281      636,281
Theodore J. Hoepner..........     8,800       493,350      16,500         31,500          636,281      636,281
John W. Clay, Jr.............     4,000       160,750      12,500         31,500          482,031      636,281
Robert R. Long...............     8,800       530,750      16,500         18,300          636,281      127,256

LONG-TERM INCENTIVE PLAN

     The following table provides information concerning the Company's Performance Unit Plan ("PUP"). The PUP provides for the award of performance units ("Units"), each with a target grant value, to key employees of the Company and its subsidiaries by the Compensation Committee. The grant value and number of Units awarded to a participant for each performance measurement cycle is determined by the Compensation Committee as of the grant date. The final value of the Units granted under each award may range from zero to 200% of the grant value and is determined by the Compensation Committee at the end of each performance measurement cycle based on the achievement of either consolidated net income goals or earnings per share goals established by the Compensation Committee for that cycle. Payment of an award earned under the PUP is contingent upon continuous employment with the Company until the end of the award cycle, except for payments made in the event of retirement, death, disability or a change in control.

                   LONG-TERM INCENTIVE PLAN -- AWARDS IN 1999

                                                            PERFORMANCE    ESTIMATED FUTURE PAYOUTS UNDER
                                                            PERIOD UNTIL     NON-STOCK PRICE-BASED PLANS
                                                  NUMBER     MATURATION    -------------------------------
NAME                                             OF UNITS    OR PAYOUT     THRESHOLD    TARGET    MAXIMUM
----                                             --------   ------------   ---------   --------   --------
L. Phillip Humann..............................   10,000      3 years      $150,000    $300,000   $600,000
James M. Wells III.............................    5,000      3 years        75,000     150,000    300,000
John W. Spiegel................................    6,000      3 years        90,000     180,000    360,000
Theodore J. Hoepner............................    5,000      3 years        75,000     150,000    300,000
John W. Clay, Jr...............................    5,000      3 years        75,000     150,000    300,000
Robert R. Long.................................    5,000      3 years        75,000     150,000    300,000

PENSION PLANS

     The following table shows estimated combined retirement benefits payable to a covered participant at normal retirement age under the Company's Retirement Plan, ERISA Excess Retirement Plan ("ERISA Excess Plan") and Supplemental Executive Retirement Plan ("SERP") as described below.

                               PENSION PLAN TABLE

                                                                    YEARS OF SERVICE
                                                    -------------------------------------------------
REMUNERATION                                            15           20           25       30 OR MORE
------------                                        ----------   ----------   ----------   ----------
$  500,000........................................  $  300,000   $  300,000   $  300,000   $  300,000
   600,000........................................     360,000      360,000      360,000      360,000
   700,000........................................     420,000      420,000      420,000      420,000
   800,000........................................     480,000      480,000      480,000      480,000
   900,000........................................     540,000      540,000      540,000      540,000
 1,000,000........................................     600,000      600,000      600,000      600,000
 1,100,000........................................     660,000      660,000      660,000      660,000
 1,200,000........................................     720,000      720,000      720,000      720,000
 1,600,000........................................     960,000      960,000      960,000      960,000
 1,800,000........................................   1,080,000    1,080,000    1,080,000    1,080,000
 2,000,000........................................   1,200,000    1,200,000    1,200,000    1,200,000
 2,200,000........................................   1,320,000    1,320,000    1,320,000    1,320,000
 2,400,000........................................   1,440,000    1,440,000    1,440,000    1,440,000

     The Company's Retirement Plan is a noncontributory pension plan for the benefit of eligible employees of the Company and its subsidiaries. The Company has also established the ERISA Excess Plan to pay benefits to certain Retirement Plan participants that exceed the benefits payable to such Plan participants under the Retirement Plan as a result of federal tax restrictions. In addition, the SERP provides benefits to certain key employees of the Company and its subsidiaries as designated by the Compensation Committee. The maximum annual benefits payable under the SERP will equal 60% of the average annual income (defined as base salary, and payments made under the Management Incentive Plan and Performance Unit Plan, which are shown in the

Summary Compensation Table) earned during the 60 consecutive months of employment preceding retirement, reduced by annual benefits payable at retirement under the Retirement Plan, the ERISA Excess Plan, Social Security benefits at age 65, and certain other nonqualified, unfunded retirement arrangements maintained by the Company. Upon retirement, the SERP benefit will be paid in the form of a lump sum that is actuarially equivalent to a life annuity if the participant is unmarried or that is actuarially equivalent to a 100% joint and survivor annuity if the participant is married. Retirement benefits under the SERP vested for all participants on February 10, 2000.

     The compensation earned in 1999 for the individuals named in the Summary Compensation Table included for the computation of benefits payable under the SERP and credited years of service is as follows: Messrs. Humann, $1,825,510, 30 years of service; Tilghman, $1,510,378, 33 years of service; Wells, $805,759, 31 years of service; Spiegel, $1,088,265, 34 years of service; Hoepner, $823,659, 31 years of service; Clay, $816,157, 32 years of service; and Long, $793,651, 32 years of service.

     The SERP provides that in the event of a change in control of the Company (as defined in the SERP), for participants who are involuntarily terminated or who terminate for good reason within 3 years after a change in control, benefits would be calculated using the highest compensation for any 12 consecutive month period during the 60 consecutive month period which ends immediately before the termination of employment. Further, the participant's credited service may be increased under certain circumstances up to 3 years. Termination for good reason means a termination made primarily because of a failure to elect or reelect a participant to a position held with the Company prior to the change in control or a substantial change or reduction in responsibilities or compensation. The SERP further provides that in the event of a termination as described above, participants in the SERP will continue to receive health, life and disability benefit coverage for up to 2 years after such termination.

     Mr. Tilghman's and Mr. Wells' employment agreements with the Company, as more fully described below, provide that on termination of employment and at such person's election, he will receive the benefit calculated under the Company's SERP or the benefit calculated under Crestar's SERP. Under Crestar's SERP, both Mr. Tilghman and Mr. Wells have completed the 20 years of service required for an annual benefit from the SERP and other qualified and nonqualified pension plans, beginning at age 60 and payable for his lifetime, equal to 50% of the average of his 3 highest years of compensation (calculated using base salary plus bonus). For Mr. Tilghman, this annual benefit is projected to be approximately $764,000 beginning at age 60, based on his eligible compensation through 2000. For Mr. Wells, this annual benefit is projected to be approximately $414,178 beginning at age 60, based on his eligible compensation through 1999.

EMPLOYMENT AGREEMENTS WITH MR. TILGHMAN AND MR. WELLS

     In connection with the execution of the agreement to acquire Crestar entered into in July 1998, the Company and Richard G. Tilghman entered into an employment agreement providing for the employment of Mr. Tilghman for the 2-year period following consummation of the Crestar acquisition on December 31, 1998. The agreement provides that during Mr. Tilghman's employment, he will serve as Vice Chairman and Executive Vice President of the Company and will continue to serve as the Chief Executive Officer of Crestar. Mr. Tilghman resigned as Chief Executive Officer of Crestar in January 2000. Mr. Tilghman is entitled to receive a base salary during the term of his employment equal to $900,000 per year, plus he received an annual bonus in an amount equal to $600,000 for calendar year 1999 and will receive an annual bonus of $700,000 for calendar year 2000. Under the terms of the agreement, Mr. Tilghman also received on December 31, 1998 a grant of 60,000 shares of restricted Company Common Stock and a 10 year option to acquire an aggregate of 180,000 shares of Company Common Stock with an exercise price of $76.50 (subject to anti-dilution provisions). Under the terms of the agreement, Mr. Tilghman received an option to purchase 25,000 shares of Company Common Stock in November 1999, and at the time the Company makes option grants to other senior executives in 2000, Mr. Tilghman will also receive an option to purchase 25,000 shares of Company Common Stock. All such awards will vest on December 31, 2000. When his employment with the Company ends, Mr. Tilghman is also entitled to elect a supplemental retirement benefit under either the Company's SERP or Crestar's SERP (as each such plan was in effect on July 20, 1998). In addition, if any payments received by Mr. Tilghman are subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Tilghman will be entitled to receive an additional amount necessary to make him whole with respect to such excise tax.

     Also in connection with the acquisition of Crestar, the Company and James
M. Wells III entered into an employment agreement providing for the employment of Mr. Wells from December 31, 1998 until December 31, 2001. The agreement provides that Mr. Wells will continue to serve as the President and Chief Operating Officer of Crestar and will continue to serve on the Crestar Board. Under the terms of the agreement, Mr. Wells received a base salary of $500,000 in 1999, and will receive $550,000 in 2000 and no less than $550,000 in 2001, plus he received an annual bonus of $300,000 in 1999, and is entitled to receive $315,000 in 2000 and, in 2001, the greater of (i) $330,000 or (ii) the aggregate amount paid to Mr. Wells for such year under SunTrust's existing management incentive plans. Mr. Wells also received on December 31, 1998 a grant of 30,000 shares of restricted Company Common Stock and a 10 year option to acquire an aggregate of 90,000 shares of Company Common Stock with an exercise price per share of $76.50 (subject to anti-dilution provisions). Mr. Wells was granted an option to acquire 15,000 shares of Company Common Stock in 1999, and will be granted options for at least 15,000 shares of Company Common Stock in each of 2000 and 2001. All such awards will vest on December 31, 2001. When his employment with the Company ends, Mr. Wells is also entitled to elect a supplemental retirement benefit under either the SunTrust SERP or the Crestar SERP (as each such plan was in effect on July 20, 1998). In addition, if any payments received by Mr. Wells are subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Wells will be entitled to receive an additional amount necessary to make him whole with respect to such excise tax.

     Mr. Wells also has the option to resign from his employment with SunTrust effective as of June 2000 if he tenders his resignation before such date. Such resignation would be treated as a termination of employment for "good cause" under the agreement and he will receive (i) a lump sum payment equal to his base salary and annual bonus which would have been paid to him during the remainder of the term of employment absent such termination, (ii) continued provision of his benefits as if he were employed for the remainder of the term, (iii) immediate vesting of all options, restricted stock or other awards then remaining unvested and (iv) a payment equal to the amount of any contributions to his supplemental retirement plan that would have been paid absent such termination. If Mr. Wells exercises his option to resign, he will be prohibited, for a period of two years from the date of such resignation, from serving as an officer, director or employee of, or consultant for, or having a significant investment in, any organization which engages in the same business or lines of business as was conducted by Crestar and which operates in Virginia, Maryland or the District of Columbia.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Lanier, Dahlberg, Johnston and Minor, all of whom are independent, outside directors of the Company, served as members of the Compensation Committee during all or part of 1999. During 1999, the Company's bank subsidiaries engaged in customary banking transactions and had outstanding loans to certain of the Company's directors, executive officers, their associates and members of the immediate families of certain directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features. Mr. Theodore J. Hoepner is a member of the Compensation Committee of the Board of Directors of Brown & Brown, Inc., of which Mr. J. Hyatt Brown is Chairman, President and Chief Executive Officer.

          APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

                                    (ITEM 2)

     On February 8, 2000, the Board of Directors approved a proposal to amend the Company's Restated Articles of Incorporation to increase the number of shares of common stock, par value $1.00 per share, which the Company is authorized to issue from 500,000,000 to 750,000,000. There will be no change in the par value of each share of common stock and the amendment will not affect the number of shares of preferred stock authorized, which is 50,000,000 shares. The full text of the proposed amendment to Article 5(a) of the Restated Articles of Incorporation is set forth below:

          5(a). The aggregate number of common shares (referred to in these Articles of Incorporation as "Common Stock") which the Corporation shall have the authority to issue is 750,000,000 shares with a par value of $1.00 per share. Each holder of Common Stock shall be entitled to one vote for each share of such stock held.

     As of December 31, 1999, the Company had 303,353,207 shares of Common Stock issued and outstanding. Of the remaining authorized shares, approximately 11,466,642 were reserved for issuance in connection with the Company's stock based compensation plans.

     If the proposed amendment is approved, the newly authorized but unissued shares will be available for issuance from time to time at the discretion of the Board of Directors for such purposes and consideration as the Board may approve. Generally, no stockholder approval is required for the issuance of authorized but unissued shares of Common Stock, except as provided by the rules of the New York Stock Exchange. Unissued shares of Common Stock will be available at the discretion of the Board of Directors for, among other things, future stock splits, stock dividends, acquisitions, or issuance upon exercise of stock options or to raise additional capital in public or private sales. The Board of Directors has authorized the issuance of shares for such purposes in the past. However, the Company has no present plans or proposals to issue shares that would be authorized by the proposed amendment.

     Shareholders have no preemptive rights to acquire shares issued by the Company under its existing Restated Articles of Incorporation, and shareholders would not acquire any such rights with respect to such additional shares under the proposed amendment to the Company's Restated Articles of Incorporation. Under some circumstances, issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing shareholders. This increase in authorized but unissued Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of the Company more difficult. The Board of Directors' purpose in recommending this proposal is not as an anti-takeover measure, but for the reasons discussed above.

     The Board of Directors believes that the amendment to increase the number of authorized shares is advisable in order to give the Company additional flexibility. The affirmative vote of a majority of the outstanding shares is necessary to adopt the proposed amendment. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT.

                 REAPPROVAL OF THE PERFORMANCE CRITERIA FOR THE
                           MANAGEMENT INCENTIVE PLAN

                                    (ITEM 3)

BACKGROUND

     In November 1994, the Board of Directors approved, subject to shareholder approval, certain amendments to the Company's Management Incentive Plan ("MIP") so that performance-based bonuses paid under MIP would continue to qualify for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Section 162(m) limits the federal income tax deduction for annual compensation paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Covered Employees") to $1 million. Certain performance-based compensation is excluded from this limitation, and MIP, as it relates to Covered Employees, has been designed to comply with that exception.

     Currently, the tax regulations provide that every five years the Company's shareholders must approve the material terms of the performance criteria specified in MIP. MIP was last approved by the shareholders at the Company's 1995 annual meeting. Accordingly, the material terms of the performance criteria specified in MIP as applicable to Covered Employees are being presented to the shareholders for reapproval at the 2000 annual meeting.

PURPOSE

     Short term performance is emphasized through MIP, which has a payout based on reaching net income goals for a 1 year period that are set by the Compensation Committee of the Board of Directors (the "Committee"). Participation in this plan is limited to a select group of employees who have a material impact on Company performance. MIP, in substantially the form described herein, has been an important part of the Company's executive compensation program for a number of years and its operation is described earlier in this Proxy Statement.

INDIVIDUALS ELIGIBLE

     Participants in MIP must be employees of the Company or a subsidiary. Participants are selected by the Committee based on the employee's contributions to the growth and profitability of the Company and its subsidiaries. For 1999, the participants included the Covered Employees and approximately 550 other senior managers.

BUSINESS CRITERIA UPON WHICH PERFORMANCE GOALS ARE BASED

     For Covered Employees, no later than 90 days after the beginning of each plan year, the Committee will establish separate performance objectives for the Company and certain subsidiaries or business units which will be based on each such organization's or unit's net income. Each entity or unit will have a minimum net income objective, a maximum net income objective, and such other net income objectives between the minimum and the maximum as the Committee deems appropriate. Net income is defined as the consolidated net income with respect to the Company and, with respect to each operating unit, either its net income or certain components of its net income, as specified by the Committee prior to the commencement of each plan year, adjusted to exclude items which should be excluded as being extraordinary in nature as determined by the Committee; provided that no adjustment will be made with respect to a Covered Employee if the Committee determines that such adjustment will cause an award to such Covered Employee to fail to qualify as performance-based compensation under
Section 162(m).

     The Committee may establish performance criteria for participants other than Covered Employees which differs from the criteria described above. No shareholder approval is required for the performance criteria for participants other than Covered Employees.

TARGET AND MAXIMUM AWARDS

     The Committee will assign to each Covered Employee certain award values, specified as percentages of the participant's base wages, which will correspond to the minimum, target and maximum net income objectives. If the Covered Employee's operating unit achieves the minimum, target or maximum net income objective, the Covered Employee will be paid an award which is calculated based on the corresponding percentage of the Covered Employee's base wages. No award will be paid if the Covered Employee's operating unit does not achieve the minimum net income objective. Straight line interpolation will be used to calculate awards when net income falls between any two specified net income objectives. The maximum award that may be paid for any plan year to a participant is $2 million. For purposes of calculating awards, base wages means the base salary paid to a participant during a plan year, excluding bonuses, overtime, commissions and other compensation.

     Notwithstanding the terms of any award, the Committee in its sole discretion may reduce the amount of an award payable to any participant for any reason, including the Committee's judgment that the performance objectives have become an inappropriate measure of achievement, a change in the employment status, position or duties of the participant, unsatisfactory performance of the participant, or the participant's service for less than the entire plan year.

SHAREHOLDER APPROVAL REQUIREMENTS

     According to Federal income tax regulations under Section 162(m), no changes can be made to the material terms of the performance goals as applicable to Covered Employees unless such changes are approved by the shareholders. If the proposed material terms of the performance criteria for Covered Employees are approved by the shareholders, they will remain in effect without further shareholder approval until the annual meeting of shareholders in 2005. However, the Board of Directors or the Committee may amend MIP, including the performance criteria for participants other than Covered Employees, without shareholder approval.

     If the material terms of the performance goals for Covered Employees are not approved by the shareholders, MIP will remain in effect and awards may be granted to participants who are not Covered Employees. Further, the Board retains authority to develop and implement alternate means of fairly compensating executive officers, including the Covered Employees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA APPLICABLE TO COVERED EMPLOYEES FOR MIP.

                 REAPPROVAL OF THE PERFORMANCE CRITERIA FOR THE
                             PERFORMANCE UNIT PLAN

                                    (ITEM 4)

BACKGROUND

     In November 1994, the Board of Directors approved, subject to shareholder approval, certain amendments to the Company's Performance Unit Plan ("PUP") so that performance-based bonuses paid under PUP would continue to qualify for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Section 162(m) limits the federal income tax deduction for annual compensation paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Covered Employees") to $1 million. Certain performance-based compensation is excluded from this limitation, and PUP has been designed to comply with that exception.

     Currently, Federal tax regulations provide that every five years the Company's shareholders must approve the material terms of the performance criteria specified in PUP. PUP was last approved by the shareholders at the Company's 1995 annual meeting. Accordingly, the material terms of the performance criteria specified in PUP are being presented to the shareholders for reapproval at the 2000 annual meeting.

PURPOSE

     PUP is designed to motivate officers and other key employees to achieve the Company's operating goals by providing the opportunity for incentive compensation in addition to annual salaries. Longer-term performance is emphasized through PUP, which has a payout based on reaching either net income goals or earnings per share goals over a 3 year cycle. The goals are set by the Committee, and the awards are paid early in the year following each cycle. Participation in this plan is limited to a select group of senior management who have a material impact on Company performance. PUP, in substantially the form described, has been an important part of the Company's executive compensation program since 1985.

INDIVIDUALS ELIGIBLE

     Participants in PUP must be key executive employees of the Company or a subsidiary. Participants are selected by the Committee based on the employee's potential to contribute to the growth and profitability of the Company and its subsidiaries. For 1999, the participants included the Covered Employees and approximately 215 other senior executives.

BUSINESS CRITERIA UPON WHICH PERFORMANCE GOALS ARE BASED

     Prior to the beginning of each performance measurement cycle (which is generally a period of 3 consecutive calendar years), the Committee will establish 2 performance measurements for each cycle. The first performance measurement is a 3 year consolidated net income objective and the second performance measurement is a 3 year cumulative earnings per share objective. Each performance measurement will have a minimum objective, a maximum objective, and such other objectives between the minimum and maximum as the Committee deems appropriate. The performance measurement objectives will have corresponding final award values assigned to them which will be used to calculate the amount of awards to participants.

     Net income is defined as the Company's consolidated net income for each calendar year in each performance measurement cycle, adjusted to exclude items which should be excluded as being extraordinary in nature as determined by the Committee; provided that no adjustment will be made with respect to a Covered Employee if the Committee determines that such adjustment will cause an award to such Covered Employee to fail to qualify as performance-based compensation under
Section 162(m). Earnings per share for each calendar year in each performance measurement cycle means the diluted earnings per common share of the Company, subject to the same adjustments as described above for net income.

TARGET AND MAXIMUM AWARDS

     The Committee will grant to each participant a certain number of performance units with each unit having an assigned value. The Committee determines the number of units to grant to each participant based on management level, base salary, range of possible cash incentive compensation, individual performance and subjective factors. At the end of each cycle, awards are determined based upon the Company's achieving or exceeding the performance objectives set by the Committee. Currently, whichever measurement (net income or earnings per share) produces the higher award value is the one which is used. Awards are determined by multiplying each participant's number of performance units by the final value which corresponds to the achievement of the performance goals. No awards will be paid if both net income and earnings per share fall below the minimum objectives. Straight line interpolation will be used to calculate the awards when net income or earnings per share fall between any two specified net income or earnings per share objectives, as applicable. No participant may receive an award in excess of $2 million for any performance measurement cycle.

     Notwithstanding the terms of any award, the Committee in its sole discretion may reduce the amount of an award payable to any participant for any reason, including the Committee's judgment that the performance objectives have become an inappropriate measure of achievement, a change in the employment status, position or duties of the participant, unsatisfactory performance of the participant, or the participant's service for less than the performance measurement cycle.

SHAREHOLDER APPROVAL REQUIREMENTS

     According to Federal income tax regulations under Section 162(m), no changes can be made to the material terms of the performance goals for Covered Employees unless such changes are approved by the shareholders. If the material terms of the performance criteria are approved by the shareholders, they will remain in effect without further shareholder approval until the annual meeting of shareholders in 2005. However, the Board of Directors or the Committee may amend PUP, including the performance criteria for participants other than Covered Employees, without shareholder approval.

     If the material terms of the performance goals are not approved by the shareholders, PUP will remain in effect and awards may be granted to participants who are not Covered Employees. Further, the Board retains authority to develop and implement alternate means of fairly compensating executive officers, including the Covered Employees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA FOR PUP.

                        APPROVAL OF THE 2000 STOCK PLAN

                                    (ITEM 5)

BACKGROUND


     The SunTrust Banks, Inc. 2000 Stock Plan (the "2000 Stock Plan") was adopted by the Board of Directors of the Company on February 8, 2000, subject to and effective upon approval by the shareholders at the Annual Meeting. Upon approval of the 2000 Stock Plan by the shareholders, management anticipates that no further grants will be made under the stock plan currently in place, which is referred to elsewhere in this proxy statement as the 1995 Stock Plan. Grants that may be made under the 2000 Stock Plan are not currently determinable. The Board of Directors continues to believe that stock-based incentives are important factors in attracting, retaining and rewarding employees and directors and closely aligning their interests with those of shareholders. The following is a summary of the material terms of the 2000 Stock Plan. This summary is qualified in its entirety by the complete terms of the 2000 Stock Plan as set forth in Exhibit A hereto.


GRANTS

     The 2000 Stock Plan provides for grants of options to purchase Company Common Stock, restricted shares of Company Common Stock (which may be subject to both grant and forfeiture conditions) ("Restricted Stock"), and grants of stock appreciation rights (entitling the grantee to receive the difference in value between the underlying Company Common Stock on the date of exercise and the value of such Company Common Stock on the date of grant) ("SARs"), which may be either freestanding or granted in tandem with an option. Options to purchase Company Common Stock may be either incentive stock options ("ISOs"), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which are not intended to satisfy the requirements of Section 422 of the Code ("NQOs").

SECURITIES TO BE OFFERED

     There will be 14,000,000 shares of Company Common Stock reserved for use under the 2000 Stock Plan, of which up to 4,000,000 may, but need not be, granted as Restricted Stock. As of February 15, 2000, the closing price of a share of Company Common Stock was $53.875. Any shares subject to an option that remain unissued after the cancellation, expiration or exchange of an option and any shares of Restricted Stock which are forfeited will again become available for use under the 2000 Stock Plan. Any shares which are surrendered for cash or Company Common Stock, or a combination thereof, and any shares of Company Common Stock used to satisfy a withholding obligation shall not again become available for use under the 2000 Stock Plan.

ADMINISTRATION OF PLAN

     The 2000 Stock Plan will be administered by the Committee, which has the sole authority to grant options, SARs and Restricted Stock. The Committee must consist of at least 2 Directors, each of whom is a disinterested person under Rule 16b-3 under the Securities Exchange Act of 1934 ("16b-3") and each of whom shall be or be treated as an "outside director" for purposes of Section 162(m). The Board has authorized the Committee to interpret the 2000 Stock Plan, to determine the employees and directors to receive grants, the number of shares to be granted, the terms of option grants and restrictions on shares, the provisions of the respective option, Restricted Stock and SAR agreements (which need not be identical) and to take such other action in the administration and operation of the 2000 Stock Plan as the Committee deems equitable under the circumstances. The Board of Directors, however, has reserved to itself the right to act with respect to any matters concerning certain corporate transactions in which there is a change in control (as defined in the 2000 Stock Plan) with no assumption or substitution of options, SARs or Restricted Stock granted under the 2000 Stock Plan (in which case (i) options and SARs may be cancelled unilaterally by the Company in exchange for a payment of whole shares of Company Common Stock, and cash in lieu of fractional shares, if any, which the holder would have received if on the date set by the Board he or she had exercised his or her SAR in full or if he or she had exercised a right to surrender his or her outstanding option in full; (ii) options and SARs may be cancelled unilaterally if the option price or SAR share value at grant equals or exceeds the fair market value of a share of

Company Common Stock on such date; and (iii) the grant and forfeiture conditions on Restricted Stock may be deemed satisfied). The Board also has reserved to itself the right to act with respect to (1) any adjustment in the number of shares reserved for issuance under the 2000 Stock Plan, in the number of shares of Restricted Stock granted and any related restrictions, the number of shares of Company Common Stock subject to options, the option price, the SAR grant value and the number of shares of Company Common Stock related to any SAR to equitably reflect any change in the capitalization of the Company, including, but not limited to Company Common Stock dividends or Company Common Stock splits or to reflect certain corporate transactions; or (2) the amendment or termination of the 2000 Stock Plan. However, no amendment may be effected without approval of the Company's shareholders to the extent such approval is required under applicable law, Code Section 422, Rule 16b-3 or any applicable stock exchange rule. Furthermore, in no case can options be repriced either by cancellation and regrant or by lowering the exercise price of a previously granted award.

ELIGIBILITY

     The Committee will select employees and directors to participate in the 2000 Stock Plan. An employee means any employee of the Company or any subsidiary whose performance is, in the judgment of the Committee, directly or indirectly material to the success of the Company or a subsidiary and who is not a 10% shareholder of the Company. Approximately 10% (or 3,000) of the Company's employees are eligible to participate in the 2000 Stock Plan. Employees are eligible for the grant of options, Restricted Stock and SARs. Directors are eligible for the grant of options and Restricted Stock.

TERMS OF OPTIONS

     The 2000 Stock Plan authorizes the grant of ISOs or NQOs, both of which are exercisable for shares of Company Common Stock. All option grants to directors shall be NQOs. Options may be granted for any reason the Committee deems appropriate under the circumstances, including as a substitute for compensation otherwise payable in cash. The price at which an option may be exercised for a share of Company Common Stock may not be less than the fair market value of a share of Company Common Stock on the date the option is granted. The "fair market value" means the closing price per share of Company Common Stock on the New York Stock Exchange as reported in The Wall Street Journal on the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding business day.

     The period during which an option may be exercised shall be determined by the Committee at the time of option grant and may not extend more than 10 years from the date of grant. An option or portion thereof that is not exercised before expiration of the applicable option period shall terminate. An option agreement may provide for the exercise of an option after the employment of an employee or the status of an individual as a director has terminated for any reason, including death or disability. No grants will be made after December 31, 2010.

     The aggregate fair market value of ISOs granted to an employee under the 2000 Stock Plan and incentive stock options granted under any other stock option plan adopted by the Company or a subsidiary which first becomes exercisable in any calendar year which begins on or after January 1, 2000 may not exceed $100,000. Furthermore, an employee may not be granted in any calendar year options, or SARs, or one or more options and SARs in any combination which, in the aggregate, relate to more than 150,000 shares of Company Common Stock. The directors as a group may not over the life of the 2000 Stock Plan be granted options and Restricted Stock which, in the aggregate, exceeds 500,000 shares of Company Common Stock.

STOCK APPRECIATION RIGHTS

     Under the 2000 Stock Plan, stock appreciation rights may be granted as part of an option (a "Related Option") with respect to all or a portion of the shares of Company Common Stock subject to the Related Option (a "Tandem SAR") or may be granted separately (a "Freestanding SAR"). Tandem SARs and Freestanding SARs are collectively referred to as "SARs". The share value of a Freestanding SAR shall be set forth in the related SAR agreement, and may not be less than the fair market value of a share of Company Common Stock on the date of grant of the SAR. The share value of a Tandem SAR shall be determined by the exercise price of the Related Option, which also may not be less than the fair market value of a share of Company Common Stock on the date of grant. The grant of SARs may be subject to such other terms as the Committee deems appropriate.

     When a Freestanding SAR is exercised, the employee receives a payment determined by calculating the difference between the share value at grant as set forth in the SAR agreement and the fair market value of a share of Company Common Stock on the date of exercise. On the exercise of a Tandem SAR for a number of shares, the Related Option is deemed to be surrendered to the extent of the same number of shares and the payment is based on the increase in fair market value of Company Common Stock on the exercise date over the value stated in the option agreement. Payment may be made in cash or stock, or a combination of cash and stock. The form and timing of payments shall be determined by the Committee.

RESTRICTED STOCK

     Shares of Restricted Stock may be granted to employees and directors and may be subject to one or more contractual restrictions as established by the Committee at the time of grant and as set forth in the related Restricted Stock agreement. The agreement will set forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the employee's or director's interest in the Restricted Stock will be forfeited. As soon as practicable after a grant has become effective, the shares are registered to or for the benefit of the employee or director. The Restricted Stock agreement will state whether the employee or director has the right to receive any cash dividends paid with respect to the shares of Restricted Stock. If the employee or director has no right to receive cash dividends, the agreement may give the employee or director the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Dividends declared on the shares of Restricted Stock after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related Restricted Stock. An employee or director has the right to vote the shares of Restricted Stock after grant until they are forfeited or become nonforfeitable.

     Shares of Restricted Stock may vest in installments or in total upon satisfaction of the stipulated conditions. If the restrictions are not satisfied, the shares are forfeited back to the Company and again become available under the 2000 Stock Plan. To enforce the restrictions, all shares of Restricted Stock will be held by the Company until the restrictions are satisfied. The exercise or surrender of any option granted under the 2000 Stock Plan and the acceptance of a Restricted Stock grant shall constitute an employee's or director's full and complete consent to whatever actions the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender of such Restricted Stock. The Committee also can provide that an employee or director may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Company Common Stock actually transferred to the employee or director under the 2000 Stock Plan. Any such election and any such reduction shall satisfy the conditions to the exemption under 16b-3. Grants of Restricted Stock will be effective for periods as determined by the Committee, provided no Restricted Stock may be granted after the earlier of December 31, 2010 or the date on which all shares of Company Common Stock reserved under the 2000 Stock Plan have been issued or are unavailable for the 2000 Stock Plan use, in which event the 2000 Stock Plan also shall terminate on such date.

     In the case of Restricted Stock grants which vest only on the satisfaction of performance objectives, the Committee shall determine the performance objectives to be used in connection with Restricted Stock awards and shall determine the extent to which such objectives have been met. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such performance factors and criteria as the Committee in its sole discretion shall select among one or more of the following: stock price, earnings per share, return on equity, return on capital, net income, return on assets or total return to shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary generally describes the current principal federal income tax consequences of certain events under the 2000 Stock Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated, they change and their impact in any one case may depend upon the particular circumstances.

  (a) Options and Stock Appreciation Rights

     A grantee will not be subject to any federal income tax upon the grant of an option or SAR pursuant to the 2000 Stock Plan.

     A grantee will not recognize income for federal income tax purposes (and the Company will not be entitled to any federal income tax deduction) as a result of the exercise of an ISO and the related transfer of shares to the employee. However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus, certain employees may have an increase in their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Code.

     If the shares transferred pursuant to the exercise of an ISO are disposed of within two years from the date the ISO is granted or within one year from the date the ISO is exercised (the "ISO holding periods"), the employee will recognize ordinary income equal to the excess of the amount realized on the disposition over the price paid for the shares. In such case, the Company will be entitled to a tax deduction for the same amount.

     If the shares transferred upon the exercise of an ISO are disposed of after the ISO holding periods have been satisfied, long term capital gain or long term capital loss is realized on the disposition. The Company will not be entitled to a federal income tax deduction as a result of such a disposition.

     Ordinary income will be recognized by the employee upon exercise of an NQO. Generally, the ordinary income realized is the excess, if any, of the fair market value of the shares of Company Common Stock received upon the exercise of the NQO over the exercise price. An employee will also recognize ordinary income upon exercising a SAR equal to the total of any cash received and the fair market value of any shares of the Company's Common Stock received.

     Income tax withholding from the employee is required on the income recognized by the employee upon exercise of an NQO or a SAR. The Company ordinarily will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the employee upon exercise of an NQO or a SAR, subject to the restrictions on deductibility described under "Performance-Based Compensation -- Section 162(m) Requirements" below or the ordinary income recognized by the employee on the disposition of Company Common Stock acquired pursuant to the exercise of an ISO.

  (b) Restricted Stock

     An employee will generally recognize ordinary income in an amount equal to the fair market value of the shares subject to the Restricted Stock grant at the time of vesting. Dividends paid to an employee on shares of Restricted Stock are treated as ordinary income of the employee in the year received. The Company will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the employee, subject to the limitations on deductibility contained in Section 162(m).

  (c) Performance-Based Compensation -- Section 162(m) Requirements

     The 2000 Stock Plan is intended to preserve the Company's tax deduction under certain events by complying with the terms of Section 162(m) and the regulations thereunder. The Committee will use its best efforts to ensure that grants of options, SARs and Restricted Stock to participants who are anticipated to be

Covered Employees under the 2000 Stock Plan qualify as "performance-based compensation" for purposes of Section 162(m), unless the Committee determines it is in the best interest of the Company to do otherwise.

SHAREHOLDER APPROVAL

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE 2000 STOCK PLAN, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER WHICH AWARDS ARE GRANTED.

                    SHAREHOLDER PROPOSAL REGARDING DIVERSITY
                             ON BOARD OF DIRECTORS

                                    (ITEM 6)

     Charles Edwards and Lois B. Edwards, 3429 Winding Oaks Drive, Longboat Key, Florida 34228, owners of 3,294 shares and 20,176 shares of Company Common Stock, respectively, have submitted the following shareholder proposal for consideration at the Annual Meeting.

     "Whereas:

          The nature of the banking business has changed dramatically in recent years and will change even more rapidly in the future with the recent passage of legislation modifying the Glass Steagall act;

          The backgrounds of employees, customers and stockholders are more diversified than ever before, and indeed a majority of the population in the states in which the bank operates is female;

          If we are to be prepared for the 21st Century, we must learn how to compete in an increasingly diverse marketplace, and this will be facilitated by promoting and selecting the best qualified people regardless of race, gender or physical challenge;

          We believe that the judgement and perspectives of a diverse board will improve the quality of corporate decision making. A recent survey by Korn, Ferry reports that members of racial and ethnic minorities now sit on 60% of the corporate boards in America and women sit on 73% of the boards. A growing group of stockholders is attaching value to board inclusiveness, since the board is responsible for representing stockholder interests.

     RESOLVED: the Shareholders request that:

          1. The Board Nominating Committee make a greater effort to locate qualified women and persons of color as candidates for nomination to the board;

          2. The Board issue a statement committing the company to a policy of Board inclusiveness, with a program of steps to be taken and a time line;

          3. The company provide a progress report to shareholders at the next annual meeting, and that the report will include a description of:

             a. Efforts to encourage diversified representation on the board

             b. Criteria for board qualification, and

             c. The process of selecting board nominees."

COMPANY'S STATEMENT IN OPPOSITION

     The Company agrees with the merits of achieving diversity in all aspects of the Company's governance and operations, and the Company has and expects to continue to work hard to bring diversity throughout the Company. The Company's policy has always been to provide equal opportunity in its employment practices, and there are women and members of minority groups holding positions of responsibility throughout the Company.

     Individuals are selected for nomination to the Company's Board of Directors based on the individual's background, position within their organization, experience and knowledge of the industry in which the Company operates. Currently, the Company has 13 independent directors who are leaders in their fields and who bring a wealth of knowledge and experience to the Company in fulfilling their duties. Management of the Company believes that the principal criteria in selecting individuals for Board membership should be the individual's qualifications, experience and the ability to contribute to the enhancement of shareholder value, consistent with the Company's corporate emphasis on achieving diversity.

     The shareholder proposal would require the Board to issue a statement committing the Company to a policy of Board inclusiveness, with the steps to be taken and a time line, and for the Company to provide a progress report to shareholders at the next annual meeting. The Executive Committee serves as the Nominating Committee, which periodically considers the size and composition of the Board. As part of that process, the Executive Committee discusses potential nominees from time to time. It is important that these discussions remain informal and confidential. The Board believes that to impose a reporting burden on the Board in the process of selecting directors could disrupt a process that the Company believes will best advance the Company's interests in the future. Management of the Company believes that these proposals would unduly limit the Company in its selection of directors, involve substantial cost, time and effort, and thus would not be in the best interest of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

                 SHAREHOLDER PROPOSALS FOR 2001 PROXY STATEMENT

     Shareholders who intend to submit proposals to the Company's shareholders for action at the 2001 Annual Meeting and inclusion in the Company's proxy statement with respect to such meeting must submit such proposals so they are received by the Company no later than October 24, 2000 in order to be considered for inclusion in the Company's 2001 proxy materials. Shareholder proposals should be submitted to SunTrust Banks, Inc., Post Office Box 4418, Center 643, Atlanta, Georgia 30302, Attention: Corporate Secretary. All proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy statement.

     In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than January 7, 2001.

                             VOTING AT THE MEETING


     Each shareholder of record at the close of business on February 19, 2000 is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of Company Common Stock entitles the holder to one vote on any matter coming before a meeting of shareholders of the Company. On February 19, 2000, the record date for the Annual Meeting, there were 306,877,924 shares of Company Common Stock outstanding.


     A majority of the shares entitled to vote constitutes a quorum at a meeting of the shareholders. The presence of a quorum, either in person or by proxy, and the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting is required to take most actions, including the proposals described in Items 2 through 6. If a quorum is present, the vote of a plurality of the votes cast by the shares entitled to vote shall be necessary for the election of directors. Shares beneficially held in street name are counted for quorum purposes if such shares are voted on at least one matter to be considered at the meeting. Broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of proposals nor voted for or against matters presented for shareholder consideration. Consequently, so long as a quorum is present, such non-votes have no effect on the outcome of any vote. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. Abstentions also are counted for purposes of determining the minimum number of affirmative votes required for approval of proposals and, accordingly, have the effect of a vote against those proposals. If a quorum is present, abstentions have no effect on the outcome of voting for directors.

     The cost of soliciting proxies will be borne by the Company. Corporate Investors Communications has been retained to assist in the solicitation of proxies for a fee of $8,000 plus expenses. Proxies may also be solicited by employees of the Company.

     The Board of Directors knows of no other matters which will be brought before this Annual Meeting. If other matters are properly introduced, the persons named in the enclosed proxy will vote on such matters as the Board recommends.

March 1, 2000

                                                                       EXHIBIT A

                      SUNTRUST BANKS, INC. 2000 STOCK PLAN

SECTION 1.  BACKGROUND AND PURPOSE

     The name of this Plan is the SunTrust Banks, Inc. 2000 Stock Plan. The purpose of this Plan is to promote the interests of SunTrust and its Subsidiaries through grants to Employees and Directors of Options to purchase Stock, grants of stock appreciation rights and grants of Restricted Stock in order (1) to attract and retain Employees and Directors, (2) to provide an additional incentive to each Employee and Director to work to increase the value of Stock and (3) to provide each Employee and Director with a stake in the future of SunTrust which corresponds to the stake of each of SunTrust's shareholders.

SECTION 2.  DEFINITIONS

     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     2.1. Board -- means the Board of Directors of SunTrust.

     2.2. Change in Control -- means a change in control of SunTrust of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect at the time of such "change in control", provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of SunTrust or any successor of SunTrust; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of SunTrust approve any merger, consolidation or share exchange as a result of which the common stock of SunTrust shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of SunTrust), or any dissolution or liquidation of SunTrust or any sale or the disposition of 50% or more of the assets or business of SunTrust; or (iv) the shareholders of SunTrust approve any merger or consolidation to which SunTrust is a party or a share exchange in which SunTrust shall exchange its shares for shares of another corporation as a result of which the persons who were shareholders of SunTrust immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange; provided, however, and notwithstanding the occurrence of any of the events previously described in this definition, that no "Change in Control" shall be deemed to have occurred under this definition if, prior to such time as a "Change in Control" would otherwise be deemed to have occurred under this definition, the Board determines otherwise.

     2.3. Code -- means the Internal Revenue Code of 1986, as amended.

     2.4. Committee -- means a Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board, each of whom shall be a "disinterested" person within the meaning of Rule 16b-3 under the Exchange Act and each of whom shall be (or be treated as) an "outside director" for purposes of Section 162(m) of the Code.

     2.5. Covered Employee -- means an Employee who the Committee on the date he or she is granted an Option, a SAR or Restricted Stock deems likely to be a "covered employee" (within the meaning of Section 162(m) of the Code) as of any date on or after the date of such grant.

     2.6. Director -- means a member of the Board who is not an employee of SunTrust or any Subsidiary or Parent Corporation.

     2.7. Employee -- means a select employee of SunTrust or any Subsidiary whose performance is, in the judgment of the Committee acting in its absolute discretion, directly or indirectly material to the success of SunTrust or such Subsidiary and who is not a Ten Percent Shareholder.

     2.8. Exchange Act -- means the Securities Exchange Act of 1934, as amended.

     2.9. Fair Market Value -- means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if Stock is no longer traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with Section 2.9(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.10. ISO -- means an option granted under this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the option is intended to satisfy the requirements for an incentive stock option under Section 422 of the Code.

     2.11. NQO -- means an option granted under this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the option shall not be treated as an incentive stock option under Section 422 of the Code.

     2.12. Option -- means an ISO or a NQO.

     2.13. Option Agreement -- means the written agreement or instrument which sets forth the terms of an Option granted to an Employee or Director under this Plan.

     2.14. Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.15. Parent Corporation -- means any corporation which is a parent of SunTrust within the meaning of Section 424(e) of the Code.

     2.16. Plan -- means this SunTrust Banks, Inc. 2000 Stock Plan, as amended from time to time.

     2.17. Restricted Stock -- means Stock granted to an Employee or Director under this Plan.

     2.18. Restricted Stock Agreement -- means the written agreement or instrument which sets forth the terms of a Restricted Stock grant to an Employee or Director under this Plan.

     2.19. Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16b of the Exchange Act or any successor to such rule.

     2.20. Stock -- means the One Dollar ($1.00) par value common stock of SunTrust.

     2.21. SAR -- means a right which is granted pursuant to the terms of this Plan to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

     2.22. SAR Agreement -- means the written agreement or instrument which sets forth the terms of a SAR granted to an Employee under this Plan.

     2.23. SAR Share Value -- means the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

     2.24. Subsidiary -- means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of SunTrust except a corporation which has subsidiary corporation status under Section 424(f) of the Code exclusively as a result of SunTrust or a SunTrust subsidiary holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.

     2.25. SunTrust -- means SunTrust Banks, Inc., a Georgia corporation, and any successor to such corporation.

     2.26. Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either SunTrust, a Subsidiary or a Parent Corporation.

SECTION 3.  SHARES RESERVED UNDER PLAN

     There shall (subject to Section 11) be 14,000,000 shares of Stock reserved for use under this Plan. All such shares of Stock shall be reserved to the extent that SunTrust deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by SunTrust. Furthermore, any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option and any Restricted Shares which are forfeited thereafter shall again become available for use under this Plan, but any shares of Stock used to satisfy a withholding obligation under Section 14.3 shall not again become available for use under this Plan. The exercise of a SAR or a surrender right in an Option with respect to any shares of Stock shall be treated for purposes of this Section 3 the same as the exercise of an Option for the same number of shares of Stock.

SECTION 4.  EFFECTIVE DATE

     This Plan shall be effective on January 1, 2000, provided the shareholders of SunTrust (acting at a duly called meeting of such shareholders) approve this Plan within twelve (12) months after such date and such approval satisfies the requirements for shareholder approval under the New York Stock Exchange rules, Rule 16b-3 and Code Section 422. Any Restricted Stock, any Option and any SAR granted under this Plan before such shareholder approval automatically shall be granted subject to such shareholder approval.

SECTION 5.  COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 11, Section 12 and Section
13) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on SunTrust, on each affected Employee and Director and on each other person directly or indirectly affected by such action. The Committee shall use its best efforts to grant Options, SARs and Restricted Stock under this Plan to a Covered Employee which will qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, except where the Committee deems that SunTrust's interests when viewed broadly will be better served by a grant which is free of the conditions required to so qualify any such grant for purposes of
Section 162(m) of the Code.

SECTION 6.  ELIGIBILITY

     Employees shall be eligible for the grant of Options, SARs and Restricted Stock under this Plan. Directors shall be eligible for the grant of Options and Restricted Stock.

SECTION 7.  OPTIONS AND SARS

     7.1. Options. The Committee acting in its absolute discretion shall have the right to grant Options to Employees and Directors under this Plan from time to time to purchase shares of Stock, and Options may be granted for any reason the Committee deems appropriate under the circumstances, including as a substitute for compensation otherwise payable in cash. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. All Options granted to Directors shall be NQOs.

     7.2. $100,000 Limit. The aggregate Fair Market Value of ISOs granted to an Employee under this Plan and incentive stock options granted to such Employee under any other stock option plan adopted by SunTrust, a Subsidiary or a Parent Corporation which first become exercisable in any calendar year (which begins on or after January 1, 2000) shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 7.2 in accordance with
Section 422(d) of the Code.

     7.3. Share Limitations.

     (a) An Employee may not be granted in any calendar year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than 150,000 shares of Stock.

     (b) The Directors as a group may not over the life of this Plan be granted Options and Restricted Stock which in the aggregate exceeds 500,000 shares of Stock.

     7.4. Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option, and an Option Agreement at the discretion of the Committee can provide for the payment of the Option Price (a) in cash or by a check acceptable to the Committee, (b) in Stock which has been held by the Employee or Director for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee (c) through a broker facilitated cashless exercise procedure acceptable to the Committee or (d) in any combination of the three methods described in this Section 7.4 which is acceptable to the Committee. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed stock certificate for such Stock is delivered to the Committee or, if payment is effected through a certification of ownership of Stock in lieu of a stock certificate, on the date the option is exercised.

     7.5. Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or on or after the date which is the tenth anniversary of the date such Option is granted. An Option Agreement may provide for the exercise of an Option after the employment of an Employee or the status of an individual as a Director has terminated for any reason whatsoever, including death or disability.

     7.6. Nontransferability. Except to the extent the Committee deems permissible under Section 422(b) of the Code and Rule 16b-3 and consistent with the best interests of SunTrust, neither an Option granted under this Plan nor any related surrender rights nor any SAR shall be transferable by an Employee or a Director other than by will or by the laws of descent and distribution, and such Option and any such surrender rights and any such SAR shall be exercisable during an Employee's or Director's lifetime only by the Employee or the Director. The person or persons to whom an Option or a SAR is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee or the Director under this Plan.

     7.7. SARs and Surrender Rights.

     (a) SARs. The Committee acting in its absolute discretion may grant an Employee a SAR which will give the Employee the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value. The Committee shall have the right to make any such grant subject to such additional terms as the Committee deems appropriate, and such terms shall be set forth in the related SAR Agreement.

     (b) Option Surrender Rights. The Committee acting in its absolute discretion also may incorporate a provision in an Option Agreement to give an Employee the right to surrender his or her Option in whole or in part in lieu of the exercise (in whole or in part) of that Option to purchase Stock on any date that:

          (1) the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and

          (2) the Option to purchase such Stock is otherwise exercisable.

     (c) Procedure. The exercise of a SAR or a surrender right in an Option shall be effected by the delivery of the related SAR Agreement or Option Agreement to the Committee (or to its delegate) together with a statement signed by the Employee which specifies the number of shares of Stock as to which the Employee, as appropriate, exercises his or her SAR or exercises his or her right to surrender his or her Option and (at the Employee's option) how he or she desires payment to be made with respect to such shares.

     (d) Payment. An Employee who exercises his or her SAR or right to surrender his or her Option shall (to the extent consistent with the exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such exercise is effected to (i) the number of shares of Stock with respect to which, as applicable, the SAR or the surrender right is exercised times (ii) the excess of the Fair Market Value of a share of Stock on such date over, as applicable, the SAR Share Value for a share of Stock subject to the SAR or the Option Price for a share of stock subject to an Option. The Committee acting in its absolute discretion shall determine the form and timing of such payment, and the Committee shall have the right (1) to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Employee and delivered to the Committee (or to its delegate) and (2) to forfeit an Employee's right to payment of cash in lieu of a fractional share of stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this Section 7.7 to come within the exemption under Rule 16b-3. Any cash payment under this Section 7.7 shall be made from SunTrust's general assets, and an Employee shall be no more than a general and unsecured creditor of SunTrust with respect to such payment.

     (e) Restrictions. Each SAR Agreement and each Option Agreement which incorporates a provision to allow an Employee to surrender his or her Option shall incorporate such additional restrictions on the exercise of such SAR or surrender right as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.

SECTION 8.  RESTRICTED STOCK

     8.1. Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Employees and Directors under this Plan from time to time. However, no more than 4,000,000 shares of Stock shall be granted as Restricted Stock from the shares otherwise available for grants under this Plan, and grants to Directors shall be subject to the aggregate grant limitation set forth in Section 7.3(b). Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Employee's or Director's interest in the related Stock will be forfeited.

     8.2. Effective Date. A Restricted Stock grant shall be effective (a) as of the date set by the Committee when the grant is made or, if the grant is made subject to one, or more than one, condition, (b) as of the date the Committee determines that such condition or conditions have been timely satisfied.

     8.3. Conditions.

     (a) Grant Options. The Committee acting in its absolute discretion may make the grant of Restricted Stock to an Employee or Director subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Committee deems appropriate under the circumstances, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition. If a Restricted Stock grant will become effective only upon the satisfaction of one, or more than one, condition, the related shares of Stock shall be unavailable under Section 3 for the period which begins on the date as of which such grant is made and, if a Restricted Stock grant fails to become effective in whole or in part under Section 8.2, such period shall end on the date of such failure (i) for the related shares of Stock subject to such grant (if the entire grant fails to become effective) or (ii) for the related shares of Stock subject to that part of the grant which fails to become effective (if only part of the grant fails to become effective). If such period ends for any such shares of Stock, such shares shall be treated under Section 3 as forfeited at the end of such period and shall again become available under Section 3.

     (b) Forfeiture Conditions. The Committee may make each Restricted Stock grant (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. An Employee's or Director's nonforfeitable interest in the shares of Stock related to a Restricted Stock grant shall depend on the extent to which each such condition is timely satisfied. Each share of Stock related to a Restricted Stock grant shall again become available under Section 3 after such grant becomes effective if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8.3(b) and Section 8.4) to, or for the benefit of, the Employee or Director with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

     8.4. Dividends and Voting Rights.

     (a) Each Restricted Stock Agreement shall state whether the Employee or Director shall have a right to receive any cash dividends which are paid with respect to his or her Restricted Stock after the date his or her Restricted Stock grant has become effective and before the first day that the Employee's or Director's interest in such stock is forfeited completely or becomes completely nonforfeitable. If a Restricted Stock Agreement provides that an Employee or Director has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Employee or Director will be eligible to receive one, or more than one, payment in the future to compensate the Employee or Director for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If a Restricted Stock Agreement calls for any such payments to be made, SunTrust shall make such payments from SunTrust's general assets, and the Employee or Director shall be no more than a general and unsecured creditor of SunTrust with respect to such payments.

     (b) If a Stock dividend is declared on such a share of Stock after the date a Restricted Stock grant is effective but before the Employee's or Director's interest in such Stock has been forfeited or has become nonforfeitable, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and an Employee's or Director's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable.

     (c) If a dividend is paid other than in cash or Stock, the disposition of such dividend shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend.

     (d) An Employee or Director shall have the right to vote the Stock related to his or her Restricted Stock grant after the grant is effective with respect to such Stock but before his or her interest in such Stock has been forfeited or has become nonforfeitable.

     8.5. Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock at such time as an Employee's or Director's interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8.3(b) or Section 8.4 and shall be transferred to the Employee or Director.

SECTION 9.  SECURITIES REGISTRATION

     Each Option Agreement, SAR Agreement and Restricted Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option (or any related surrender right) or a SAR or the satisfaction of the forfeiture conditions under a Restricted Stock Agreement, the Employee or Director shall, if so requested by SunTrust, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by SunTrust, shall deliver to SunTrust a written statement satisfactory to SunTrust to that effect. As for Stock issued pursuant to this Plan, SunTrust at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee or Director under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee or Director; however,

SunTrust shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee.

SECTION 10.  LIFE OF PLAN

     No Option or SAR or Restricted Stock shall be granted under this Plan after the earlier of:

          (1) December 31, 2010, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options (and any related surrender rights) and SARs have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions on the related Stock have been satisfied in full, or

          (2) the date on which all of the Stock reserved under Section 3 of this Plan has (as a result of the exercise of all Options (and any related surrender rights) and all SARs granted under this Plan and the satisfaction of the forfeiture conditions on Restricted Stock) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

SECTION 11.  ADJUSTMENT

     11.1. Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan, the grant limitations described in Section 7.3 and Section 8.1 of this Plan, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or SARs granted under this Plan and the Option price of such Options and the SAR Share Value of such SARs as well as the number, kind or class of shares of Restricted Stock granted under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of SunTrust, including, but not limited to, such changes as stock dividends or stock splits.

     11.2. Mergers. The Board as part of any corporate transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock reserved under
Section 3 of this Plan and the grant limitations described in Section 7.3 and
Section 8.1 of this Plan. Furthermore, the Board as part of any corporate transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and SAR grants previously made under this Plan and the related Option Price and SAR Share Value for each such Option and SAR, and, further, shall have the right (in any manner which the Board in its discretion deems consistent with Code Section 424(a) and without regard to the grant limitations described in Section 7.3 or Section 8.1 of this Plan) to make Restricted Stock, Option and SAR grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, option or stock appreciation rights grants.

     11.3. Fractional Shares. If any adjustment under this Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or SAR grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment made under this Section 11 by the Board shall be conclusive and binding on all affected persons.

SECTION 12.  CHANGE IN CONTROL

     If there is a Change in Control and the Board determines that no adequate provision has been made as part of such Change in Control for either the assumption of the Options, SARs and Restricted Stock grants outstanding under this Plan or for the granting of comparable, substitute stock options, stock appreciation rights and restricted stock grants, (1) each outstanding Option and SAR at the direction and discretion of the Board

(a) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be cancelled unilaterally by SunTrust in exchange for the number of whole shares of Stock (and cash in lieu of a fractional share), if any, which each Employee would have received if on the date set by the Board he or she had exercised his or her SAR in full or if he or she had exercised a right to surrender his or her outstanding Option in full under Section 7.7 of this Plan or (b) may be cancelled unilaterally by SunTrust if the Option Price or SAR Share Value equals or exceeds the Fair Market Value of a share of Stock on such date and (2) the grant conditions, if any, and forfeiture conditions on all outstanding Restricted Stock grants may be deemed completely satisfied on the date set by the Board.

SECTION 13.  AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of SunTrust to the extent such approval is required under applicable law, Code Section 422, Rule 16b-3 or any applicable stock exchange rule. The Board also may suspend the granting of Options, SARs and Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, SunTrust shall not have the right to modify, amend or cancel any Option, SAR or Restricted Stock granted before such suspension or termination unless (1) the Employee or Director consents in writing to such modification, amendment or cancellation (except that in no case can options be repriced either by cancellation and regrant or by lowering the exercise price of a previously granted award) or (2) there is a dissolution or liquidation of SunTrust or a transaction described in Section 11 or Section 12 of this Plan.

SECTION 14.  MISCELLANEOUS

     14.1. Shareholder Rights. No Employee or Director shall have any rights as a shareholder of SunTrust as a result of the grant of an Option or a SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of the Stock subject to such Option to such Employee. Subject to
Section 8.4, an Employee's or Director's rights as a shareholder in the shares of Stock related to a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Agreement.

     14.2. No Contract of Employment or Director Status. The grant of an Option, SAR or Restricted Stock to an Employee or a Director under this Plan shall not constitute a contract of employment or an agreement to continue his or her status as a Director and shall not confer on an Employee or Director any rights in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option, the SAR Agreement which evidences his or her SAR or the Restricted Stock Agreement related to his or her Restricted Stock.

     14.3. Withholding. The exercise of any Option or SAR granted under this Plan and the acceptance of a Restricted Stock grant shall constitute an Employee's or Director's full and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to such exercise or such Restricted Stock. The Committee also shall have the right to provide in an Option Agreement, SAR Agreement or Restricted Stock Agreement that an Employee or Director may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.

     14.4. Construction. This Plan shall be construed under the laws of the State of Georgia.

     Executed this 8th day of February, 2000.

                                         SUNTRUST BANKS, INC.

                                         By:
                                         ---------------------------------------

                                         Title:
                                         ---------------------------------------

ATTEST:

---------------------------------------------------------

Title:
--------------------------------------------------
(CORPORATE SEAL)

                                     [LOGO]

                           Printed on Recycled Paper

                                                                           LOT A

                                     PROXY
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 18, 2000.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.


     The undersigned hereby appoints John W. Spiegel and Raymond D. Fortin, and each of them, proxies with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 18, 2000 at 9:30 a.m. local time, in Room 10 of the SunTrust Bank Tower, 25 Park Place, N.E., Atlanta, Georgia, and at any adjournments thereof, upon the matters described below and in the accompanying Proxy Statement dated March 1, 2000, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof.

     Pursuant to the Proxy Statement, said proxies are directed to vote as indicated, and otherwise as the Board of Directors may recommend with respect to any other business that may properly come before the meeting or at any adjournment thereof. By the execution of this Proxy, I acknowledge receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 1, 2000 and a copy of the SunTrust Banks, Inc. 1999 Annual Report.


                                                             Please mark
THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION    your votes as  [X]
IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF   indicated in
DIRECTORS                                                    this example


DIRECTORS RECOMMEND FOR PROPOSALS 1 THROUGH 5.

1. Proposal to elect as Directors: J. Hyatt Brown, Alston D. Correll, David H. Hughes, and G. Gilmer Minor, III to serve until the Annual Meeting of Shareholders in 2003.

    FOR all nominees                WITHHOLD              INSTRUCTIONS: To withhold authority to vote for any nominee,
 listed ABOVE (except as           AUTHORITY              write his name on the line below:
indicated to the contrary)    to vote for nominees
                                  listed above
          [ ]                          [ ]                ----------------------------------------------------------------

2. Proposal to approve an amendment to the Restated Articles     3. Proposal to reapprove the performance criteria for the
   of Incorporation to increase the number of authorized            Management Incentive Plan.
   shares of common stock.

                 FOR    AGAINST   ABSTAIN                                         FOR    AGAINST   ABSTAIN
                 [ ]      [ ]       [ ]                                           [ ]      [ ]       [ ]


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                           -- FOLD AND DETACH HERE --

                                                                           LOT A

4. Proposal to reapprove the performance criteria for the Performance Unit Plan.             DIRECTORS RECOMMEND AGAINST PROPOSAL 6.

         FOR         AGAINST        ABSTAIN                                                  6. Shareholder proposal regarding
         [ ]           [ ]            [ ]                                                       diversity on Board of Directors.

                                                                                                    FOR     AGAINST     ABSTAIN
                                                                                                    [ ]       [ ]         [ ]

5. Proposal to approve the 2000 Stock Plan.

          FOR        AGAINST        ABSTAIN
          [ ]          [ ]            [ ]


                                                                                     -------------------------------------------

                                                                                     -------------------------------------------
                                                                                             Signature(s) of Shareholder

                                                                                     Date                                  , 2000
                                                                                         ----------------------------------

                                                                                     IMPORTANT: Please date and sign this Proxy
                                                                                     exactly as your name or names appear hereon;
                                                                                     if shares are held jointly, all joint owners
                                                                                     must sign. An executor, administrator,
                                                                                     trustee, guardian, or other person signing in
                                                                                     a representative capacity, must give his or
                                                                                     her full title. A corporation must sign in
                                                                                     full corporate name by its president or other
                                                                                     authorized officer. A partnership must sign
                                                                                     in partnership name by an authorized person.








                           PLEASE COMPLETE THIS CARD
                                AND RETURN IT IN
                             THE ENVELOPE PROVIDED

                                                                        LOT B
        INSTRUCTIONS TO THE SUNTRUST BANKS, INC. 401(k) PLAN TRUSTEE


The undersigned hereby directs that all shares of SunTrust Banks, Inc. Common Stock allocated to his/her account under the SunTrust Banks, Inc. 401(k) Plan be voted at the SunTrust Banks, Inc. Annual Meeting of Shareholders to be held April 18, 2000, and at any adjournment thereof, in accordance with the following instructions for the matters described herein. For any other business that may properly come before the Annual Meeting, all such shares shall be voted as the Board of Directors may recommend. THIS INSTRUCTION IS SOLICITED BY THE BOARD OF DIRECTORS.


THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO               Please mark
DIRECTION IS INDICATED, WILL BE VOTED AS                      your votes as  [x]
RECOMMENDED BY THE BOARD OF DIRECTORS. IF                     indicated in
YOU DO NOT RETURN YOUR CARD, THE PLAN TRUSTEE                 this example
WILL NOT VOTE YOUR SHARES.

DIRECTORS RECOMMEND FOR PROPOSALS 1 THROUGH 5.

1. Proposal to elect as Directors: J. Hyatt Brown, Alston D. Correll, David H. Hughes, and G. Gilmer Minor, III to serve until the Annual Meeting of Shareholders in 2003.

  FOR all nominees                           WITHHOLD                    INSTRUCTIONS: To withhold authority to vote for any
listed above (except                         AUTHORITY                   nominee, write his name on the line below:
as indicated to the                     to vote for nominees
   contrary)                                listed above

      [  ]                                     [  ]                      ---------------------------------------------------

2. Proposal to approve an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock.

                   FOR           AGAINST           ABSTAIN
                   [ ]             [ ]               [ ]

3. Proposal to reapprove the performance criteria for the Management Incentive Plan.

                   FOR           AGAINST           ABSTAIN
                   [ ]             [ ]               [ ]

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                           -- FOLD AND DETACH HERE --


SUNTRUST





To our employee shareholders:                                 March 1, 2000

     Each year at this time, your vote helps determine the future of SunTrust. You are among the vast majority of SunTrust employees who own shares of SunTrust stock through your participation in the 401(k) Plan. As the annual meeting approaches, it is time for you to vote your shares and have a voice in the management of the Company. Your efforts and your input are essential to the continued success of the Company.

     We are sending you three items with this letter:

1. The 1999 SunTrust Banks, Inc. Annual Report which details our 14th year of consistently strong performance;

2. The Proxy Statement describing the business of the 2000 Annual Meeting scheduled for Tuesday, April 18, 2000; and

3. The Instructions to Plan Trustee card, which you should FILL OUT AND RETURN IMMEDIATELY, following the instructions provided. Remember, the Trustee will only consider your shares for voting if your card is returned.

     Thank you for the contribution you make toward ensuring that SunTrust remains a premier financial institution.


                                              Sincerely,

                                       /s/ L. Phillip Humann
                                      ----------------------------
                                           L. Phillip Humann
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                                                           LOT B

4. Proposal to reapprove the performance criteria for the Performance Unit Plan.

                          FOR     AGAINST     ABSTAIN
                           [ ]       [ ]         [ ]

5. Proposal to approve the 2000 Stock Plan.

                          FOR     AGAINST     ABSTAIN
                           [ ]       [ ]         [ ]

DIRECTORS RECOMMEND AGAINST PROPOSAL 6.

6. Shareholder proposal regarding diversity on Board of Directors.

                          FOR     AGAINST     ABSTAIN
                           [ ]       [ ]         [ ]



                The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated
                March 1, 2000 and a copy of the SunTrust Banks, Inc. 1999 Annual Report.

                IMPORTANT: PLEASE DATE AND SIGN THIS INSTRUCTION EXACTLY AS YOUR NAME OR NAMES APPEAR TO THE LEFT.


                Date______________________________________________________, 2000


                Signature_______________________________________________________


                                   (CONTINUED FROM OTHER SIDE)
-------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --

                           PLEASE COMPLETE THIS CARD
                                AND RETURN IT IN
                             THE ENVELOPE PROVIDED

                                                                           LOT C

                   INSTRUCTIONS TO THE CRESTAR EMPLOYEE STOCK
                             OWNERSHIP PLAN TRUSTEE



The undersigned hereby directs that all shares of SunTrust Banks, Inc. Common Stock allocated to his/her account under the Crestar Employee Stock Ownership Plan be voted at the SunTrust Banks, Inc. Annual Meeting of Shareholders to be held April 18, 2000, and at any adjournment thereof, in accordance with the following instructions for the matters described herein. For any other business that may properly come before the Annual Meeting, all such shares shall be voted as the Board of Directors may recommend. THIS INSTRUCTION IS SOLICITED BY THE BOARD OF DIRECTORS.



THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO              Please mark
DIRECTION IS INDICATED, WILL BE VOTED AS                     your votes as
RECOMMENDED BY THE BOARD OF DIRECTORS, IF YOU                indicated in  [X]
DO NOT RETURN YOUR CARD, THE PLAN TRUSTEE WILL               this example
NOT VOTE YOUR SHARES.

DIRECTORS RECOMMEND FOR PROPOSALS 1 THROUGH 5.

1. Proposal to elect as Directors: J. Hyatt Brown, Alston D. Correll, David H. Hughes, and G. Gilmer Minor, III to serve until the Annual Meeting of Shareholders in 2003.

    FOR all nominees        WITHHOLD    INSTRUCTIONS: To withhold authority
 listed above (except as   AUTHORITY    to vote for any nominee, write his
indicated to the contrary) to vote for  name on the line below:
                            nominees
                           listed above
                                       ---------------------------------------
      [  ]                    [  ]

2. Proposal to approve an amendment     3. Proposal to reapprove the performance
   to the Restated Articles of Incorpo-    criteria for the Management Incentive
   ration to increase the number of        Plan.
   authorized shares of common stock.

    FOR     AGAINST    ABSTAIN                  FOR     AGAINST    ABSTAIN
    [ ]       [ ]        [ ]                    [ ]       [ ]        [ ]

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                           -- FOLD AND DETACH HERE --

SUNTRUST

To our employee shareholders:                                      March 1, 2000

     Each year at this time, your vote helps determine the future of SunTrust. You are among the many employees who own shares of SunTrust stock through your participation in the Crestar Employee Stock Ownership Plan. As the annual meeting approaches, it is time for you to vote your shares and have a voice in the management of the Company. Your efforts and your input are essential to the continued success of the Company.

     We are sending you two items with this letter:

1. The Proxy Statement describing the business of the 2000 Annual Meeting scheduled for Tuesday, April 18, 2000; and

2. The Instructions to Plan Trustee card, which you should FILL OUT AND RETURN IMMEDIATELY, following the instructions provided. Remember, the Trustee will only consider your shares for voting if your card is returned.

Thank you for the contribution you make toward ensuring that SunTrust remains a premier financial institution.


                                             Sincerely,

                                              /s/ L. Phillip Humann
                                             ----------------------
                                             L. Phillip Humann
                                             Chairman of the Board,
                                             President and Chief
                                             Executive Officer

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
4.   Proposal to reapprove the performance criteria
     for the Performance Unit Plan.                                        DIRECTORS RECOMMEND AGAINST PROPOSAL 6.

         FOR       AGAINST       ABSTAIN                              6.   Shareholder proposal regarding diversity on
         [ ]         [ ]           [ ]                                     Board of Directors.

                                                                              FOR       AGAINST       ABSTAIN
                                                                              [ ]         [ ]           [ ]

5. Proposal to approve the 2000 Stock Plan.

     FOR       AGAINST       ABSTAIN
     [ ]         [ ]           [ ]

                                                                   The undersigned acknowledges receipt of a copy of the Notice of
                                                                   Annual Meeting of Shareholders and Proxy Statement dated
                                                                   March 1, 2000 and a copy of the SunTrust Banks, Inc. 1999
                                                                   Annual Report.

                                                                   IMPORTANT: PLEASE DATE AND SIGN THIS INSTRUCTION EXACTLY AS
                                                                   YOUR NAME OR NAMES APPEAR TO THE LEFT.

                                                                   Date ________________________________________________, 2000

                                                                   Signature _________________________________________________

                                                                                        (CONTINUED FROM OTHER SIDE)
-----------------------------------------------------------------------------------------------------------------------------------
                                            -- FOLD AND DETACH HERE --
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                           PLEASE COMPLETE THIS CARD
                                AND RETURN IT IN
                             THE ENVELOPE PROVIDED